Exhibit 10.38

EXECUTION COPY

$100,000,000

CREDIT AGREEMENT

dated as of

December 17, 2004

among

EL PASO ELECTRIC COMPANY

JPMORGAN CHASE BANK, N.A.

not in its individual capacity,

but solely in its capacity as trustee of the

Rio Grande Resources Trust II

THE LENDERS PARTY HERETO

and

JPMORGAN CHASE BANK, N.A.

as Administrative Agent,

Collateral Agent

and Issuing Bank

J.P. MORGAN SECURITIES INC.

as Book Manager and Lead Arranger

“JP Morgan Logo appears here”

i

ARTICLE VI

Negative Covenants

SECTION 6.01.	Indebtedness	55
SECTION 6.02.	Liens	57
SECTION 6.03.	Sale and Lease-Back Transactions	58
SECTION 6.04.	Investments, Loans and Advances	58
SECTION 6.05.	Mergers, Consolidations and Sales of Assets and Acquisitions	59
SECTION 6.06.	Transactions with Affiliates	59
SECTION 6.07.	Businesses of Borrowers and Subsidiaries	59
SECTION 6.08.	Other Indebtedness and Agreements	59
SECTION 6.09.	Release of Collateral	60
SECTION 6.10.	Debt to Capitalization Ratio	60
SECTION 6.11.	Interest Coverage Ratio	60
SECTION 6.12.	Fiscal Year	60

ARTICLE VII

Events of Default

ARTICLE VIII

The Administrative Agent and the Collateral Agent

ARTICLE IX

Guarantee

SECTION 9.01.	Guarantee	65
SECTION 9.02.	Obligations Not Waived	66
SECTION 9.03.	Security	66
SECTION 9.04.	Guarantee of Payment	66
SECTION 9.05.	No Discharge or Diminishment of Guarantee	66
SECTION 9.06.	Defenses of the Trustee Waived	67
SECTION 9.07.	Agreement to Pay; Subrogation	67
SECTION 9.08.	Information	68
SECTION 9.09.	Termination	68

ARTICLE X

Security

SECTION 10.01.	First Mortgage Bonds	68

SECTION 10.02.	Application of Funds	69
SECTION 10.03.	Rights of Bondholders	69
SECTION 10.04.	Release of Collateral	69

ARTICLE XI

Miscellaneous

SECTION 11.01.	Notices	70
SECTION 11.02.	Survival of Agreement	71
SECTION 11.03.	Binding Effect	71
SECTION 11.04.	Successors and Assigns	71
SECTION 11.05.	Expenses; Indemnity	75
SECTION 11.06.	Right of Setoff	76
SECTION 11.07.	Applicable Law	76
SECTION 11.08.	Waivers; Amendment	76
SECTION 11.09.	Interest Rate Limitation	77
SECTION 11.10.	Entire Agreement	77
SECTION 11.11.	Waiver of Jury Trial	78
SECTION 11.12.	Severability	78
SECTION 11.13.	Counterparts	78
SECTION 11.14.	Headings	78
SECTION 11.15.	Jurisdiction; Consent to Service of Process	79
SECTION 11.16.	Confidentiality	79
SECTION 11.17.	Texas Revolving Credit Statute	80
SECTION 11.18.	No Recourse; Multiple Capacities	80
SECTION 11.19.	Limited Representations, Warranties and Covenants of Trustee	80
SECTION 11.20.	USA Patriot Act Notice	80

SCHEDULES

Schedule 2.01	Commitments
Schedule 3.04	Governmental Approvals
Schedule 3.09	Litigation and Compliance with Laws
Schedule 3.17	Environmental Matters
Schedule 3.18	Insurance
Schedule 4.02(a)	Local Regulatory Counsel
Schedule 6.01	Indebtedness
Schedule 6.02	Liens
Schedule 6.04	Certain Investments

EXHIBITS

Exhibit A	Form of Administrative Questionnaire
Exhibit B	Form of Assignment and Acceptance
Exhibit C	Form of Borrowing Request
Exhibit D	Form of Security Agreement

Exhibit E	Form of Pledge Agreement
Exhibit F	Form of Subsidiary Guarantee Agreement
Exhibit G-l	Form of Opinion of Counsel for El Paso
Exhibit G-2	Form of Opinion of Counsel for the Trustee
Exhibit G-3	Form of Opinion of Federal Regulatory Counsel
Exhibit G-4	Form of Opinion of State Regulatory Counsel
Exhibit G-5	Form of Opinion of General Counsel of El Paso
Exhibit H	Form of Indenture Supplement

v

CREDIT AGREEMENT dated as of December 17, 2004, among EL PASO ELECTRIC COMPANY, a Texas corporation (“El Paso”), JPMORGAN CHASE BANK, N.A., not in its individual capacity, but solely in its capacity as trustee of the Rio Grande Resources Trust II (the “Trustee”; each of El Paso and the Trustee is referred to individually herein as a “Borrower” and collectively as the “Borrowers”), the Lenders (as defined in Article I), and JPMORGAN CHASE BANK, N.A., as issuing bank (in such capacity, the “Issuing Bank”), as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) for the Lenders.

The Borrowers have requested that the Lenders extend credit in the form of Loans (such term and each other capitalized term used but not defined herein having the meaning given to it in Article I) at any time and from time to time prior to the Maturity Date, in an aggregate principal amount not to exceed $ 100,000,000. The proceeds of the Loans are to be used (a) by El Paso solely (i) to repay the principal of, interest on and accrued fees with respect to the outstanding loans to El Paso under the Existing Credit Agreement, (ii) to provide working capital to El Paso, (iii) for general corporate purposes in the ordinary course of El Paso’s business and (iv) to pay related fees and expenses and (b) by the Trustee solely (i) to repay the principal of, interest on and accrued fees with respect to the outstanding loans to the Trustee under the Existing Credit Agreement, (ii) to finance the purchase of Nuclear Fuel by the Trustee in accordance with the Trust Agreement and the Purchase Contract and (iii) to pay interest and other amounts payable hereunder by the Trustee as needed. The Letters of Credit shall be issued, if for the account of El Paso, solely for general corporate purposes incurred in the ordinary course of business, and, if for the account of the Trustee, solely to support obligations incurred in the ordinary course of business by the Trustee in respect of the purchase of Nuclear Fuel in accordance with the Trust Agreement and the Purchase Contract.

Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.

“ABR Loan” shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

“ACC” shall mean the Arizona Corporation Commission or any Governmental Authority succeeding to any or all of such Commission’s authority.

“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.05(b).

“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as shall be approved by the Administrative Agent.

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

“Aggregate Credit Exposure” shall mean the aggregate amount of the Lenders’ Credit Exposures.

“Alternate Base Rate” shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the preceding sentence, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

“Applicable Percentage” of any Lender at any time shall mean the percentage of the Total Commitment represented by such Lender’s Commitment. In the event the Commitments shall have expired or been terminated, the Applicable Percentages shall be determined on the basis of the Commitments most recently in effect.

“Applicable Ratings” shall mean at any time the credit ratings at such time by the Rating Agencies of (a) prior to the Collateral Release Date, the lower of the two most highly rated series of First Mortgage Bonds (other than any collateral series of First Mortgage Bonds) (or, if only one such series is outstanding (other than any collateral series of First Mortgage Bonds), such outstanding series); provided, however, that if no such First Mortgage Bonds shall be outstanding (other than any collateral series of First Mortgage Bonds), the “Applicable Ratings” shall mean the credit ratings at such time by the Rating Agencies of the Credit Facility, or (b) on and after the Collateral Release Date, (i) if the Credit Facility is rated by each of the Rating Agencies, the Credit Facility or (ii) if the Credit Facility is not rated by each of the Rating Agencies, the Index Debt.

“Applicable Spread” shall mean, for any day, with respect to any ABR Loan or Eurodollar Loan, or with respect to the Commitment Fee, as the case may be, the applicable percentage set forth below under the caption “ABR Spread”, “LIBOR Spread” or “Commitment Fee”, as the case may be, based upon the higher of the Applicable Ratings:

	Applicable Ratings (S&P/Moody’s)	ABR Spread	LIBOR Spread	Commitment Fee
Category 1	A-/A3 or better	0.00%	0.625%	0.125%
Category 2	BBB+/Baa1	0.00%	0.750%	0.150%
Category 3	BBB/Baa2	0.00%	0.875%	0.175%
Category 4	BBB-/Baa3	0.00%	1.000%	0.225%
Category 5	BB+/Ba1	0.25%	1.250%	0.300%
Category 6	Less than BB+/Ba1	0.50%	1.500%	0.375%

Notwithstanding the foregoing (x) if (i) both Rating Agencies cease to provide a current Applicable Rating or (ii) if the Applicable Rating of either Rating Agency shall be below BB+ or Ba1, as the case may be, the Applicable Spread shall correspond to the percentages listed in Category 6; and (y) at any time after the occurrence and during the continuation of an Event of Default, the Applicable Spread shall correspond to the percentages listed in Category 6.

“Arizona Public Utility Act” shall mean Chapter 2, Title 40 of the Arizona Revised Statutes and the rules and regulations promulgated thereunder, as amended from time to time.

“Assessment Rate” shall mean for any date the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Administrative Agent as the then current net annual assessment rate that will be employed in determining amounts payable by the Administrative Agent to the Federal Deposit Insurance Corporation (or any successor thereto) for insurance by such Corporation (or such successor) of time deposits made in dollars at the Administrative Agent’s domestic offices.

“Assigned Agreements” shall mean (a) each agreement listed on Schedule I to the Security Agreement, (b) each agreement assigned by El Paso to the Trustee after the Original Closing Date (including any such agreements assigned after the Closing Date) pursuant to the Purchase Contract and (c) each Assignment Agreement (as defined in the Purchase Contract) related to an agreement referred to in clause (a) or (b) above, in each case as amended, supplemented or otherwise modified from time to time.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

“Atomic Energy Act” shall mean the Atomic Energy Act of 1954, 42 U.S.C. §§ 2011 et seq. and the rules and regulations promulgated thereunder, as amended from time to time.

“Base CD Rate” shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Borrowing” shall mean a group of Loans of a single Type made by the Lenders to the same Borrower on a single date and as to which a single Interest Period is in effect.

“Borrowing Request” shall mean a request by a Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C.

“Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Lease Obligations” of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

A “Change in Control” shall be deemed to have occurred if (a) any person or group (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof) shall own directly or indirectly, beneficially or of record, shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of El Paso; (b) a majority of the members of the Board of Directors of El Paso are not Continuing Directors; (c) any change in control (or similar event, however denominated) with respect to El Paso shall occur under and as defined in the Indenture or any indenture supplemental thereto.

“Closing Date” shall mean December 17, 2004.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean (i) $100,000,000 principal amount of First Mortgage Bonds - Collateral Series H, which First Mortgage Bonds are secured by the lien of the Indenture in the Mortgaged Property in favor of the Indenture Trustee, in an original aggregate principal amount of $100,000,000 (as such amount may be increased after the

Closing Date, as contemplated by Section 2.2 l(c)), and (ii) all the “Collateral” as defined in the Security Agreement and the Pledge Agreement.

“Collateral Release Date” shall have the meaning assigned to such term in Section 10.04.

“Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 or pursuant to Section 2.19, (b) increased (with the consent of such Lender) from time to time pursuant to Section 2.21 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.04.

“Commitment Fee” shall have the meaning assigned to such term in Section 2.05(a).

“Confidential Information Memorandum” shall mean the Confidential Information Memorandum of El Paso dated September 2004.

“Consolidated Cash Flow” shall mean, for any period, the Consolidated Net Income for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with a sale of assets (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of El Paso and the Subsidiaries for such period, to the extent that such provision for taxes was included in computing Consolidated Net Income, plus (iii) Consolidated Interest Expense for such period, whether paid or accrued and whether or not capitalized (including amortization of original issue discount, non-cash interest payments, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to any sale and leaseback transaction, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments (if any) pursuant to hedging transactions, but excluding, however, the interest component of any deferred payment obligations), to the extent that any such expense was deducted in computing Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of El Paso and the Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges were deducted in computing Consolidated Net Income, minus (v) cash payments made on any deferred payment obligations in such period, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income.

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period, plus, to the extent deducted in computing such Consolidated Net Income, (a) the sum of, without duplication (i) all Federal, state, local and foreign taxes, (ii) total interest expense (excluding the interest component of any deferred payment obligation), (iii) non-recurring premiums in connection with the repurchase of long-term Indebtedness and (iv) depreciation, depletion, amortization of intangibles and other non-cash charges or non-cash losses (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period), minus, to the extent added in computing such Consolidated Net Income, (b) the sum of, without duplication (i) any interest income and (ii) any non-cash income or non-cash gains, all as determined on a consolidated basis with respect to El Paso and the Subsidiaries in accordance with GAAP.

“Consolidated Interest Coverage Ratio” shall mean, for any period, the ratio for such period of (a) Consolidated EBITDA to (b) Consolidated Interest Expense.

“Consolidated Interest Expense” shall mean, for any period, the gross interest expense of El Paso and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, (a) including (i) the amortization of debt discounts, (ii) the amortization of all fees (including fees with respect to Rate Protection Agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense in accordance with GAAP and (iii) the portion of any payments or accruals with respect to Capital Lease Obligations that are allocable to interest expense in accordance with GAAP and (b) excluding the interest component of any deferred payment obligation. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received by the Borrower or any Subsidiary with respect to Rate Protection Agreements.

“Consolidated Net Income” shall mean, for any period, net income or loss of El Paso and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any person in which any other person (other than El Paso or any of its Wholly Owned Subsidiaries or any director holding qualifying shares in accordance with applicable law) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to El Paso or any Wholly Owned Subsidiary by such person during such period, (b) the income (or loss) of any person accrued prior to the date it becomes a Subsidiary of El Paso or is merged into or consolidated with El Paso or any of the Subsidiaries or the date such person’s assets are acquired by El Paso or any of the Subsidiaries, (c) the income of any Subsidiary of El Paso to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary and (d) any after tax gains or losses attributable to sales of assets out of the ordinary course of business.

“Continuing Directors” shall mean, as of any date of determination, any member of the board of directors of El Paso who (i) was a member of such board of directors on the Closing Date or (ii) was nominated for election or elected to such board of directors with the approval of a majority of Continuing Directors who were members of such board at the time of such nomination or election.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.

“Credit Event” shall have the meaning assigned to such term in Section 4.01.

“Credit Exposure” shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Loans of such Lender plus the aggregate amount at such time of such Lender’s L/C Exposure.

“Credit Facility” shall mean the Commitments and extensions of credit thereunder and hereunder.

“Default” shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

“dollars” or “$” shall mean lawful money of the United States of America.

“Domestic Subsidiary” shall mean any Subsidiary that is incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“El Paso L/C Exposure” shall mean that part of the L/C Exposure attributable to all Letters of Credit issued for the account of El Paso.

“El Paso Obligations” shall have the meaning assigned to such term in Section 10.01.

“environment” shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Environmental Law.

“Environmental Claim” shall mean any written accusation, allegation, notice of violation, claim, demand, order, directive, consent decree, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon: (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases); (b) exposure to any Hazardous

Material; (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material; or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

“Environmental Law” shall mean any and all applicable present and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq. (collectively “CERCLA”), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq., the Clean Air Act of 1970, 42 U.S.C. §§ 7401 et seq., as amended, the Toxic Substances Control Act of 1976, 15 U.S.C. §§ 2601 et seq., the Occupational Safety and Health Act of 1970, as amended by 29 U.S.C. §§ 651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq., the Safe Drinking Water Act of 1974, as amended by 42 U.S.C. §§ 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C. §§ 5101 et seq., the Atomic Energy Act and Low-Level Radioactive Waste Policy Act, 42 U.S.C. §§ 2014 et seq., as amended, and any similar or implementing state or local law, and all amendments or regulations promulgated thereunder.

“Environmental Permit” shall mean any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with El Paso, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of El Paso or any of its ERISA Affiliates from any Plan or

Multiemployer Plan; (f) the receipt by El Paso or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the receipt by El Paso or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the occurrence of a “prohibited transaction” with respect to which El Paso or any of the Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which El Paso or any such Subsidiary could otherwise be liable; and (i) any other event or condition with respect to a Plan or Multiemployer Plan that could reasonably be expected to result in liability of El Paso.

“Eurodollar Borrowing” shall mean a Borrowing comprised of Eurodollar Loans.

“Eurodollar Loan” shall mean any Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

“Event of Default” shall have the meaning assigned to such term in Article VII.

“Existing Credit Agreement” shall mean the Credit Agreement dated as of February 12, 1996 (as amended and restated as of February 8, 1999 and January 28, 2002), among the Borrowers, the lenders party thereto, the Issuing Bank, the Collateral Agent and the Administrative Agent.

“Farmington Loan Agreements” shall mean, individually and collectively, (a) the Installment Sale Agreement dated as of November 1, 1983, between the City of Farmington, New Mexico and El Paso and (b) the Amended and Restated Installment Sale Agreement dated as of November 1, 1994, between the City of Farmington, New Mexico and El Paso, in each case as amended from time to time in accordance with the terms hereof and thereof.

“Farmington Reimbursement Agreement” shall have the meaning assigned to such term in the Indenture.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Federal Power Act” shall mean the Federal Power Act of 1920, 16 U.S.C. §§ 791a et seq., and the rules and regulations promulgated thereunder, as amended from time to time.

“Fee Letter” shall mean the Fee Letter dated September 27, 2004, among El Paso, the Administrative Agent and J.P. Morgan Securities Inc.

“Fees” shall mean the Commitment Fees, the Administrative Agent Fees, the L/C Participation Fees and the Issuing Bank Fees.

“FERC” shall mean the Federal Energy Regulatory Commission, or any Governmental Authority succeeding to any or all of such Commission’s authority.

“Fifth Supplemental Indenture” shall mean the Fifth Supplemental Indenture dated as of the Closing Date, substantially in the form of Exhibit H.

“Financial Officer” of any person shall mean the chief financial officer, principal accounting officer, treasurer, controller or other vice president with financial planning responsibilities of such person.

“Finsub” shall mean a corporation organized under the laws of a state of the United States of America which is a special purpose wholly-owned subsidiary of El Paso formed solely for the purpose of engaging in the Receivables Program.

“First Mortgage Bonds” shall mean each of Series D, Series E and Collateral Series H First Mortgage Bonds and any other series of First Mortgage Bonds of El Paso issued pursuant to the Indenture after the Closing Date.

“First Mortgage Bonds - Collateral Series H” shall mean the Collateral Series H First Mortgage Bonds.

“Fixed Charge Coverage Ratio” shall mean, for any period, the ratio of Consolidated Cash Flow for such period to Fixed Charges for such period. In the event that El Paso or any of the Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than Indebtedness created hereunder) or issues any series of preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of any series of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. For purposes of making the computation referred to above, (i) acquisitions that have been made by El Paso or any of the Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period, and (ii) Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges shall not be obligations of El Paso or any of the Subsidiaries following the Calculation Date.

“Fixed Charges” shall mean, for any period, the sum of (i) Consolidated Interest Expense for such period, whether paid or accrued (including amortization of original issue discount, non-cash interest payments, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to any sale and leaseback transactions, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments (if any) pursuant to hedging transactions, but excluding, however, the interest component of any deferred payment obligations), (ii) Consolidated Interest Expense that was capitalized during such period, (iii) any interest expense on Indebtedness of another person that is Guaranteed by El Paso or one of the Subsidiaries or secured by a Lien on assets of El Paso or one of the Subsidiaries (whether or not such Guarantee or Lien is called upon), and (iv) all cash dividend payments on any series of preferred stock, in each case, on a consolidated basis and in accordance with GAAP.

“GAAP” shall mean generally accepted accounting principles in the United States of America applied on a consistent basis.

“Governmental Authority” shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

“Guarantee” of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Hazardous Materials” shall mean all explosive or radioactive substances or wastes, hazardous or toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls (“PCBs”) or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Inactive Subsidiary” shall mean, at any time, any Subsidiary that (a) has assets at such time of $1,000,000 or less and (b) has not conducted any new business activity during the prior six-month period.

“Incremental Facility Amount” shall mean, at any time, the excess, if any, of (a) $50,000,000 over (b) the aggregate increase in the Total Commitment established prior to such time pursuant to Section 2.21.

“Indebtedness” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid, (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations of such person, (i) all obligations of such person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements, (j) all obligations of such person as an account party in respect of letters of credit and (k) all obligations of such person as an account party in respect of bankers’ acceptances. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner.

“Indenture” shall mean the General Mortgage Indenture and Deed of Trust dated as of February 1, 1996, by El Paso to the Indenture Trustee, as supplemented by the First Supplemental Indenture dated as of February 1, 1996, the Second Supplemental Indenture dated as of August 19, 1997, the Third Supplemental Indenture dated as of January 29, 1999, the Fourth Supplemental Indenture dated as of January 28, 2002 and the Fifth Supplemental Indenture and as the same may be further supplemented, amended or otherwise modified from time to time in accordance with the provisions thereof and hereof.

“Index Debt” shall mean the senior, unsecured, non-credit enhanced, long-term debt of El Paso.

“Indenture Trustee” shall mean the State Street Bank and Trust Company, as trustee under the Indenture, together with its successors and assigns in such capacity.

“Interest Payment Date” shall mean, (a) with respect to any ABR Loan, the last day of each March, June, September and December, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing.

“Interest Period” shall mean, as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the applicable Borrower may elect;

provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

“Issuing Bank Fees” shall have the meaning assigned to such term in Section 2.05(c).

“JPMorgan” shall mean JPMorgan Chase Bank, N.A., together with its successors and assigns.

“L/C Commitment” shall mean the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.20.

“L/C Disbursement” shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

“L/C Exposure” shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate principal amount of all L/C Disbursements that have not yet been reimbursed at such time. The L/C Exposure of any Lender at any time shall mean its Applicable Percentage of the aggregate L/C Exposure at such time.

“L/C Participation Fee” shall have the meaning assigned to such term in Section 2.05(c).

“Lenders” shall mean (a) the financial institutions listed on Schedule 2.01 (other than any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any financial institution that has become a party hereto pursuant to an Assignment and Acceptance.

“Letter of Credit” shall mean any letter of credit issued pursuant to Section 2.20.

“LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” shall mean this Agreement, the Letters of Credit, the Security Agreement, each Subsidiary Guarantee Agreement, each Pledge Agreement and the First Mortgage Bonds – Collateral Series H.

“Loan Parties” shall mean the Borrowers and any Subsidiary that shall become a guarantor of the El Paso Obligations pursuant to Section 5.10.

“Loans” shall mean the loans made by the Lenders to the Borrowers pursuant to Section 2.01. Each Loan shall be a Eurodollar Loan or an ABR Loan.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Maricopa Loan Agreements” shall mean, individually and collectively, (a) the Loan Agreement dated as of December 1, 1983, between Maricopa County, Arizona Pollution Control Corporation (“Maricopa”) and El Paso, (b) the Loan Agreement dated as of July 1, 1994, between Maricopa and El Paso, (c) the Loan Agreement dated as of December 1, 1984, between Maricopa and El Paso, and (d) the Loan Agreement dated as of August 1, 1985, between Maricopa and El Paso, in each case as amended from time to time in accordance with the provisions hereof and thereof.

“Maricopa Reimbursement Agreement” shall have the meaning assigned to such term in the Indenture.

“Material Adverse Effect” shall mean (a) a materially adverse effect on the business, assets, operations, prospects or condition, financial or otherwise, of El Paso and the Subsidiaries, taken as a whole, (b) material impairment of the ability of the Trustee, El Paso or any other Loan Party to perform any of its obligations under any Transaction Document to which it is or will be a party or (c) material impairment of the rights of the Lenders under any Transaction Document.

“Maturity Date” shall mean December 17, 2009.

“Moody’s” shall mean Moody’s Investors Service, Inc., and its successors.

“Mortgaged Property” shall have the meaning assigned to such term in the Indenture.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“New Mexico Public Utility Act” shall mean the New Mexico Public Utility Act, N.M. Stat. Ann. §§ 62-13-1 et seq., and the rules and regulations promulgated thereunder, as amended from time to time.

“NMPRC” shall mean the New Mexico Public Regulation Commission or any Governmental Authority succeeding to any or all of such Commission’s authority.

“NRC” shall mean the Nuclear Regulatory Commission or any Governmental Authority succeeding to any or all of such Commission’s authority.

“Nuclear Fuel” shall have the meaning assigned to such term in the Purchase Contract.

“Nuclear Waste Act” shall mean the Nuclear Waste Policy Act of 1982, 42 U.S.C. §§ 10101 et seq., the Nuclear Waste Policy Amendments Act of 1987, 42 U.S.C. §§ 10172, 10172a et seq., and the rules and regulations promulgated thereunder, as amended from time to time.

“Obligations” shall mean, collectively, the Trust Obligations and the El Paso Obligations.

“Original Closing Date” shall mean February 12, 1996.

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Permitted Investments” shall mean:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof, and repurchase obligations with a term of not more than seven days for underlying securities of the type described in this clause (a) (without regard to their maturity) entered into with financial institutions with the minimum amount of capital and surplus specified in clause (c) below;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or Moody’s;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank (including the Trustee)

organized under the laws of the United States of America or any state thereof which has a combined capital and surplus and undivided profits of not less than $250,000,000;

(d) investments in money market or other mutual funds substantially all of the assets of which consist of investments of the types described in clauses (a) through (c) above; and

(e) other investment instruments approved in writing by the Required Lenders and offered by financial institutions which have a combined capital and surplus and undivided profits of not less than $250,000,000.

“person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership or government, or any agency or political subdivision thereof.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledge Agreement” shall mean each pledge agreement delivered pursuant to Section 5.10 for the benefit of the Secured Parties, each substantially in the form of Exhibit E.

“Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective.

“PUCT” shall mean the Public Utility Commission of Texas or any Governmental Authority succeeding to any or all of such Commission’s authority.

“Purchase Contract” shall mean the Purchase Contract dated as of February 12, 1996, as amended as of February 11, 1999, between the Trustee and El Paso, as the same may be further amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof and hereof.

“Purchase Contract Default” shall have the meaning assigned to the term “Event of Default” in Section 19(a) of the Purchase Contract.

“Rate Protection Agreements” shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or similar agreement or arrangement designed to protect El Paso against fluctuations in interest rates and not for speculation.

“Rating Agency” shall mean S&P and Moody’s.

“Rating Threshold” shall mean that the Applicable Ratings of the Index Debt are BBB- or better by S&P and Baa3 or better by Moody’s, in each case with at least a stable outlook.

“Receivables Program” shall mean, collectively, (a) the sale of, or transfer of interests in, account receivables and related contract rights (“Receivables”) of El Paso to Finsub and (b) the transfer of such Receivables by Finsub to a special purpose trust or corporation which is not an Affiliate of El Paso or Finsub; provided, that all terms and conditions (including any terms or conditions providing for recourse to El Paso or any of the Subsidiaries (other than Finsub)) of, and all documentation relating to, the Receivables Program shall be subject to the prior written approval of the Required Lenders (it being understood and agreed that certain amendments to Article VI and the other provisions of this Agreement may be required in connection with the implementation of the Receivables Program).

“Receivables Program Documents” shall mean all agreements, in form and substance reasonably satisfactory to the Required Lenders, that may from time to time be entered into by El Paso or a Subsidiary in connection with any Receivables Program, as such agreements may be amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof and hereof.

“Regional Transmission Organization” shall mean an entity that satisfies the minimum characteristics, performs the functions, and accommodates the open architecture condition set forth in FERC regulations.

“Register” shall have the meaning given such term in Section 11.04(d).

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the environment.

“Remedial Action” shall mean (i) “remedial action” as such term is defined in CERCLA, 42 U.S.C. § 9601(24), and (ii) all other actions required by any Governmental Authority or voluntarily undertaken to: (x) cleanup, remove, treat, abate or in any other way address any Hazardous Material in the environment; (y) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the environment; or

(z) perform studies and investigations in connection with, or as a precondition to, (x) or (y) above.

“Required Lenders” shall mean, at any time, Lenders having Loans, L/C Exposure and unused Commitments representing more than 50% of the sum of all Loans outstanding, L/C Exposure and unused Commitments at such time.

“Responsible Officer” of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.

“Rio Grande Resources Trust II” shall mean the trust created by the Trust Agreement.

“Sale-Leaseback Transaction” shall have the meaning assigned to such term in Section 6.03.

“Secured Parties” shall have the meaning assigned to such term in the Security Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Securities Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Security Agreement” shall mean the Security Agreement and Assignment of Contracts dated as of the Closing Date between the Trustee and the Collateral Agent for the benefit of the Secured Parties, in the form of Exhibit D.

“S&P” shall mean Standard & Poor’s Rating Services and its successors.

“Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate, or other fronting office making or holding a Loan) is subject for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Stockholders’ Equity” shall mean, as at any date of determination, the stockholders’ equity at such date of El Paso, as determined in accordance with GAAP.

“subsidiary” shall mean, with respect to any person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” shall mean any subsidiary of El Paso.

“Subsidiary Guarantee Agreement” shall mean each guarantee agreement delivered pursuant to Section 5.10 for the benefit of the Secured Parties, each substantially in the form of Exhibit F.

“Texas Public Utility Regulatory Act” shall mean the Texas Public Utility Regulatory Act of 1995, and the rules and regulations promulgated thereunder, as amended from time to time.

“Three-Month Secondary CD Rate” shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it.

“Total Consolidated Capital” shall mean, as at any date of determination, the sum of Total Debt on such date and Stockholders’ Equity at such date.

“Total Commitment” shall mean, at any time, the aggregate amount of the Commitments, as in effect at such time. The Total Commitment as of the Closing Date is $100,000,000.

“Total Consolidated Debt” shall mean, as of any date of determination, all Indebtedness (excluding Indebtedness of the type described in clauses (i) and (k) of the definition of the term “Indebtedness”) of El Paso at such date.

“Transaction Documents” shall mean the Loan Documents and the Indenture.

“Transactions” shall have the meaning assigned to such term in Section 3.02.

“Trust Agreement” shall mean the Trust Agreement dated as of February 12, 1996, between the Trustee and El Paso, providing for the creation of the Rio Grande Resources Trust II, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof and hereof.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, and the rules and regulations promulgated thereunder, as amended from time to time.

“Trust Obligations” shall have the meaning assigned to such term in Section 9.01.

“Trust Termination Date” shall mean the date of any termination of the Purchase Contract.

“Trustee L/C Exposure” shall mean that part of the L/C Exposure attributable to all Letters of Credit issued for the account of the Trustee.

“Trustee’s Liens” shall have the meaning assigned to such term in the Purchase Contract.

“Type”, when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall include the LIBO Rate and the Alternate Base Rate.

“USA Patriot Act” shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“Wholly Owned Subsidiary” of any person (the “Parent”) shall mean a subsidiary of the Parent of which securities (except for directors’ qualifying shares) or other ownership interests representing 100% of the equity or 100% of the ordinary voting power or 100% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the Parent and/or one or more Wholly Owned Subsidiaries of the Parent.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation” All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that, if El Paso notifies the Administrative Agent that El Paso wishes to amend any covenant in Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the Closing Date on the operation of such covenant (or if the Administrative Agent notifies El Paso that the Required Lenders wish to amend Article VI or any related definition for such purpose), then El Paso’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to El Paso and the Required Lenders.

ARTICLE II

The Credits

SECTION 2.01. Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Loans to the Trustee or El Paso, at any time and from time to time on or after the date on which the conditions set forth in Section 4.02 are satisfied, and until the earlier of the Maturity Date and the termination of the Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender’s Credit Exposure exceeding such Lender’s Commitment; provided, however, that at no time shall the sum of (x) the aggregate principal amount of Loans outstanding to the Trustee and (y) the Trustee L/C Exposure exceed $70,000,000 (as such amount may be increased from time to time pursuant to Section 2.21). Within the limits set forth in the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrowers may borrow, pay or prepay and reborrow Loans.

SECTION 2.02. Loans. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Section 2.02(f), the Loans comprising any Borrowing shall be in an aggregate principal amount that is (i)(A) with respect to any Eurodollar Borrowing, an integral multiple of $1,000,000 and not less than $5,000,000 or (B) with respect to any ABR Borrowing, an integral multiple of $1,000 and not less than $100,000 or (ii) equal to the remaining available balance of the Commitments.

(b) Subject to Sections 2.08 and 2.13, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the applicable Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrowers shall not be entitled to request any Borrowing that, if made, would result in more than seven Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

(c) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 11:00 a.m., New York City time, and the Administrative Agent shall by 12:00 (noon), New York City time, credit the amounts so received to an account in the name of the applicable Borrower maintained with the Administrative Agent and designated by such Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

(d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the applicable Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the applicable Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of either Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Effective Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement.

(e) Notwithstanding any other provision of this Agreement, (i) neither Borrower shall be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date and (ii) the Trustee shall not be entitled to request any Borrowing on or after the Trust Termination Date.

(f) If the Issuing Bank shall not have received from the Trustee or El Paso, as the case may be, the payment required to be made by Section 2.20(e) within the time specified in such Section, the Issuing Bank will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each Lender of such L/C Disbursement and its Applicable Percentage thereof. Each Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 2:00 p.m., New York City time, on such date (or, if such Lender shall have received such notice later than 12:00 (noon), New York City time, on any day, not later than 10:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Lender’s Applicable Percentage of such L/C Disbursement (it being understood that such amount shall be deemed to constitute an ABR Loan of such Lender and such payment shall be deemed to have reduced the L/C Exposure by such amount), and the Administrative Agent will promptly pay to the Issuing Bank amounts so received by it from the Lenders. The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from the Trustee or El Paso, as the case may be, pursuant to Section 2.20(e) prior to the time that any Lender makes any payment pursuant to this paragraph (f); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Lenders that shall have made such payments and to the Issuing Bank, as their interests may appear. If any Lender shall not have made its Applicable Percentage of such L/C Disbursement available to the Administrative Agent as provided above, such Lender and the Trustee or El Paso, as the case may be, severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Administrative Agent at (i) in the case of the Trustee or El Paso, as the case may be, a rate per annum equal to the interest rate applicable to ABR Loans pursuant to Section 2.06(a), and (ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Alternate Base Rate.

SECTION 2.03. Borrowing Procedure. In order to request a Borrowing (other than a deemed Borrowing pursuant to Section 2.02(f), as to which this Section 2.03 shall not apply), the applicable Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Borrowing Request (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, on the day of the proposed Borrowing. Each Borrowing Request shall be irrevocable, shall be signed by or on behalf of the applicable Borrower and shall specify the following information: (i) whether the Borrowing then being requested is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c)); (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender’s portion of the requested Borrowing.

SECTION 2.04. Evidence of Debt; Repayment of Loans. (a) Each Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan made to such Borrower on the Maturity Date; provided, however, that if the Purchase Contract shall terminate prior to the Maturity Date, the Trustee shall repay the unpaid principal amount of each Loan made to it on the earlier of (i) the Maturity Date, (ii) the 150th day following the Trust Termination Date, (iii) if any Event of Default that is not a Purchase Contract Default shall be in existence on the Trust Termination Date or shall thereafter occur, the 10th day following the later to occur of the Trust Termination Date or such Event of Default or (iv) if a Purchase Contract Default shall have occurred, on (A) the date of such occurrence or (B) such later date as the Administrative Agent may elect.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid such Lender from time to time under this Agreement.

(c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from each Borrower and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrowers to repay the Loans in accordance with their terms.

(e) Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive a promissory note payable to such Lender and its registered assigns, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 11.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

SECTION 2.05. Fees. (a) The Borrowers agree, jointly and severally, to pay to each Lender, through the Administrative Agent, on the last day of March, June, September and December in each year and on each date on which the Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a “Commitment Fee”) equal to the Applicable Spread per annum in effect from time to time on the daily unused amount of the Commitment of such Lender during the preceding quarter (or other period commencing on the Closing Date or ending on the Maturity Date or the date on which the Commitments of such Lender shall expire or be terminated). All

Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fees due to each Lender shall commence to accrue on the Closing Date and shall cease to accrue on the date on which the Commitment of such Lender shall expire or be terminated as provided herein.

(b) The Borrowers agree, jointly and severally, to pay to the Administrative Agent the fees set forth in the Fee Letter at the times and in the amounts specified therein (the “Administrative Agent Fees”).

(c) The Borrowers agree, jointly and severally, to pay (i) to each Lender, through the Administrative Agent, on the last day of March, June, September and December of each year and on the date on which the Commitment of such Lender shall be terminated as provided herein, a fee (an “L/C Participation Fee”) calculated on such Lender’s Applicable Percentage of the daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period commencing on the Closing Date or ending on the Maturity Date or the date on which all Letters of Credit have been canceled or have expired and the Commitments of all Lenders shall have been terminated) at a rate per annum equal to the Applicable Spread from time to time used to determine the interest rate on Eurodollar Loans pursuant to Section 2.06(b) and (ii) to the Issuing Bank with respect to each Letter of Credit the fronting fees set forth in the Fee Letter (the “Issuing Bank Fees”). All L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

(d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Issuing Bank Fees shall be paid directly to the Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances.

SECTION 2.06. Interest on Loans. (a) Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus the Applicable Spread in effect from time to time.

(b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Spread in effect from time to time.

(c) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate, LIBO Rate and Applicable Spread for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.07. Default Interest. If either Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, or under any other Loan Document, such Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) (a) in the case of overdue principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the sum of the Alternate Base Rate plus 2.00%.

SECTION 2.08. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrowers and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, any request by either Borrower for a Eurodollar Borrowing pursuant to Section 2.03 shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

SECTION 2.09. Termination and Reduction of Commitments. (a) The Commitments and the L/C Commitment shall automatically terminate on the Maturity Date.

(b) Upon at least three Business Days’ prior irrevocable written or telecopy notice to the Administrative Agent, the Borrowers may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments; provided, however, that (i) each partial reduction of the Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $5,000,000 and (ii) the Total Commitment shall not be reduced to an amount that is less than the Aggregate Credit Exposure at the time.

(c) Each reduction in the Commitments hereunder shall be made ratably among the Lenders in accordance with their respective Commitments. The Borrowers shall pay to the Administrative Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

SECTION 2.10. Conversion and Continuation of Borrowings. The applicable Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (a) not later than 12:00 (noon), New York City time, on the day of conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (b) not later than 10:00 a.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (c) not later than 10:00 a.m., New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

(i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

(ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

(iii) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by such Borrower at the time of conversion;

(iv) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, such Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.14;

(v) any portion of a Borrowing maturing in less than one month may not be converted into or continued as a Eurodollar Borrowing;

(vi) any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing; and

(vii) upon notice to the Borrowers from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of a Default or Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan.

Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (w) the identity and amount of the Borrowing that the applicable Borrower requests be converted or continued, (x) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (y) if

such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (z) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender’s portion of any converted or continued Borrowing. If a Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into an ABR Borrowing.

SECTION 2.11. Optional Prepayment. (a) Each Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent before 12:00 (noon), New York City time (i) in the case of any prepayment of a Eurodollar Borrowing, at least three Business Days prior to the date designated for such prepayment or (ii) in the case of any prepayment of an ABR Borrowing, on the date of such prepayment; provided, however, that each partial prepayment shall be in an amount that is (x) in the case of any partial prepayment of a Eurodollar Borrowing, an integral multiple of $1,000,000 and not less than $5,000,000 or (y) in the case of any partial prepayment of an ABR Borrowing, an integral multiple of $1,000 and not less than $100,000.

(b) In the event of any termination of all the Commitments, each Borrower shall repay or prepay all its outstanding Borrowings on the date of such termination, together with accrued interest to but excluding the date of such payment. In the event of any partial reduction of the Commitments, then (i) at or prior to the effective date of such reduction or termination, the Administrative Agent shall notify the Borrowers and the Lenders of the Aggregate Credit Exposure after giving effect thereto and (ii) if the Aggregate Credit Exposure would exceed the Total Commitment after giving effect to such reduction or termination, then the Borrowers shall, on the date of such reduction or termination, repay or prepay Borrowings in an amount sufficient to eliminate such excess.

(c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the applicable Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section 2.11 shall be subject to Section 2.14 but otherwise without premium or penalty. All prepayments under this Section 2.11 (other than prepayments of ABR Loans prior to the Maturity Date) shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

SECTION 2.12. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision of this Agreement, if after the date of this Agreement, but prior to the first date on which the events described in clauses (w), (x), (y) and (z) of subsection (d) of this Section 2.12 shall have occurred (the “Obligation Termination Date”), any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or the Issuing Bank or shall impose on such Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or the Issuing Bank of making or maintaining any Eurodollar Loan or increase the cost to any Lender or the Issuing Bank of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or the Issuing Bank to be material, then the applicable Borrower will pay to such Lender or the Issuing Bank, as the case may be, upon demand such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or the Issuing Bank shall have determined that the adoption after the date hereof, but prior to the Obligation Termination Date, of any law, rule, regulation, agreement or guideline regarding capital adequacy, or any change after the date hereof, but prior to the Obligation Termination Date, in any such law, rule, regulation, agreement or guideline (whether such law, rule, regulation, agreement or guideline has been adopted) or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or the Issuing Bank or any Lender’s or the Issuing Bank’s holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any Governmental Authority has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made or participation in Letters of Credit purchased by such Lender pursuant hereto or the Letters of Credit issued by the Issuing Bank pursuant hereto to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy) by an amount deemed by such Lender or the Issuing Bank to be material, then from time to time the applicable Borrower shall pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender or the Issuing Bank the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

(d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation under this Section 2.12 for any costs incurred or reduction suffered with respect to any date so long as such Lender or the Issuing Bank, as applicable, shall have notified the applicable Borrower that it will demand compensation for such costs or reduction under paragraph (c) above, not more than 90 days after the later of (i) such date and (ii) the date on which such Lender or the Issuing Bank, as applicable, shall have become aware of such costs or reduction. Notwithstanding the foregoing, no notification contemplated by the preceding sentence shall in any event be made more than 30 days after the date that (w) all the Obligations have been indefeasibly paid in full, (x) the Lenders have no further commitment to lend to either of the Borrowers under this Agreement, (y) the L/C Exposure has been reduced to zero and (z) the Issuing Bank has no further obligation to issue Letters of Credit under this Agreement. The protection of this Section 2.12 shall be available to each Lender and the Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, agreement, guideline or other change or condition that shall have occurred or been imposed.

SECTION 2.13. Change in Legality. (a) Notwithstanding any other provision of this Agreement, if, after the date hereof, any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrowers and to the Administrative Agent:

(i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans), whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

(ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

(b) For purposes of this Section 2.13, a notice to the Borrowers by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrowers.

SECTION 2.14. Indemnity. Each Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan to such Borrower prior to the end of the Interest Period in effect therefor, (ii) the conversion of any Eurodollar Loan to such Borrower to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan to such Borrower, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender to such Borrower (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by such Borrower hereunder (any of the events referred to in this clause (a) being called a “Breakage Event”) or (b) any default by such Borrower in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.14 shall be delivered to the applicable Borrower and shall be conclusive absent manifest error.

SECTION 2.15. Pro Rata Treatment. Except as required under Section 2.13, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees and the L/C Participation Fees, each reduction of the Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole dollar amount.

SECTION 2.16. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against either Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans or L/C Disbursement as a result of which the unpaid principal portion of its Loans and participation in L/C Disbursements shall be proportionately less than the unpaid principal portion of the Loans and participation in L/C Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans and L/C Exposure of such other Lender, so that the aggregate unpaid principal amount of the Loans and L/C Exposure and participation in Loans and L/C Exposure held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans and L/C Exposure then outstanding as the principal amount of its Loans and L/C Exposure prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Loans and L/C Exposure outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.16 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. Each Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan or L/C Disbursement deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by such Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to such Borrower in the amount of such participation.

SECTION 2.17. Payments. (a) Each Borrower shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement or any Fees or other amounts) hereunder and under any other Loan Document not later than 12:00 (noon), New York City time, on the date when due in immediately available dollars, without setoff, defense or counterclaim. Each such payment (other than Issuing Bank Fees, which shall be paid directly to the Issuing Bank if other than the Administrative Agent) shall be made to the Administrative Agent at its offices at One Chase Manhattan Plaza, New York, New York.

(b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

SECTION 2.18. Taxes. (a) Any and all payments by or on behalf of either Borrower hereunder and under any other Loan Document shall be made, in accordance with Section 2.17, free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) income taxes imposed on the net income of the Administrative Agent, any Lender or the Issuing Bank (or any transferee or assignee thereof, including a participation holder (any such entity a “Transferee”) and (ii) franchise taxes imposed on the net income of the Administrative Agent, any Lender or the Issuing Bank (or Transferee), in each case by the jurisdiction under the laws of which the Administrative Agent, such Lender or the Issuing Bank (or Transferee) is organized or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, being called “Taxes”. If a Borrower shall be required to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to the Administrative Agent, any Lender or the Issuing Bank (or any Transferee), (i) the sum payable shall be increased by the amount (an “additional amount”) necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.18) the Administrative Agent, such Lender or the Issuing Bank (or Transferee), as the case may be, shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, each Borrower agrees to pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under any other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (“Other Taxes”).

(c) The Borrowers jointly and severally agree to indemnify the Administrative Agent, each Lender and the Issuing Bank (or Transferee) for the full amount of Taxes and Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank (or Transferee), as the case may be, and any liability (including penalties, interest and expenses (including reasonable attorney’s fees, charges and disbursements)) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared by the Administrative Agent, a Lender or the Issuing Bank (or Transferee), or the Administrative Agent on its behalf, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date the Administrative Agent, any Lender or the Issuing Bank (or Transferee), as the case may be, makes written demand therefor.

(d) As soon as practicable after the date of any payment of Taxes or Other Taxes by either Borrower to the relevant Governmental Authority, such Borrower will deliver to the Administrative Agent, at its address referred to in Section 11.01, the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof.

(e) Each Lender (or Transferee) that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a “Non-U.S. Lender”) shall deliver to the Borrowers and the Administrative Agent two copies of either United States Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a Form W-8BEN, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8BEN, a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of either Borrower and is not a controlled foreign corporation related to either Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the Borrowers under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a “New Lending Office”). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Notwithstanding any other provision of this Section 2.18(e), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.18(e) that such Non-U.S. Lender is not legally able to deliver.

(f) Neither Borrower shall be required to indemnify any Non-U.S. Lender or to pay any additional amounts to any Non-U.S. Lender, in respect of United States Federal withholding tax pursuant to paragraph (a) or (c) above to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to a Loan; provided, however, that this paragraph (f) shall not apply (x) to any Transferee or New Lending Office that becomes a Transferee or New Lending Office as a result of an assignment, participation, transfer or designation made at the request of the Borrowers and (y) to the extent the indemnity payment or additional amounts any Transferee, or any Lender (or Transferee), acting through a New Lending Office, would be entitled to receive (without regard to this paragraph (f)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Transferee, or Lender (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of paragraph (e) above.

(g) Nothing contained in this Section 2.18 shall require any Lender or the Issuing Bank (or any Transferee) or the Administrative Agent to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

SECTION 2.19. Assignment of Commitments Under Certain Circumstances; Duty to Mitigate. (a) In the event (i) any Lender or the Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.12, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.13, (iii) either Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank pursuant to Section 2.18 or (iv) any Lender refuses to consent to any amendment, waiver or other modification of any Loan Document requested by either Borrower that requires the consent of a greater percentage of the Lenders than the Required Lenders and such amendment, waiver or other modification is consented to by the Required Lenders, the Borrowers may, at their sole expense and effort (including with respect to the processing and recordation fee referred to in Section 11.04(b)), upon notice to such Lender or the Issuing Bank and the Administrative Agent, require such Lender or the Issuing Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 11.04), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) except in connection with an assignment to another Lender or an Affiliate thereof, the Borrowers shall have received the prior written consent of the Administrative Agent and the Issuing Bank, which consent shall not unreasonably be withheld, and (z) the Borrowers or such assignee shall have paid to the affected Lender or the Issuing Bank in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans or L/C Disbursements of such Lender or the Issuing Bank, respectively, plus all Fees and other amounts accrued for the account of such Lender or the Issuing Bank hereunder (including any amounts under Section 2.12 and Section 2.14); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender’s or the Issuing Bank’s claim for compensation under Section 2.12 or notice under Section 2.13 or the amounts paid pursuant to Section 2.18, as the case may be, cease to cause such Lender or the Issuing Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.13, or cease to result in amounts being payable under Section 2.18, as the case may be (including as a result of any action taken by such Lender or the Issuing Bank pursuant to paragraph (b) below), or if such Lender or the Issuing Bank shall waive its right to claim further compensation under Section 2.12 in respect of such circumstances or event or shall withdraw its notice under Section 2.13 or shall waive its right to further payments under Section 2.18 in respect of such circumstances or event or shall consent to the proposed waiver, amendment or other modification, as the case may be, then such

Lender or the Issuing Bank shall not thereafter be required to make any such transfer and assignment hereunder.

(b) If (i) any Lender or the Issuing Bank shall request compensation under Section 2.12, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.13 or (iii) either Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank pursuant to Section 2.18, then such Lender or the Issuing Bank shall use reasonable efforts (which shall not require such Lender or the Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrowers or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.12 or enable it to withdraw its notice pursuant to Section 2.13 or would reduce amounts payable pursuant to Section 2.18, as the case may be, in the future. The Borrowers hereby agree, jointly and severally, to pay all reasonable costs and expenses incurred by any Lender or the Issuing Bank in connection with any such filing or assignment, delegation and transfer.

SECTION 2.20. Letters of Credit. (a) General. Each of the Borrowers may request the issuance of a Letter of Credit, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, appropriately completed, for the account of such Borrower, at any time and from time to time while the Commitments remain in effect and the Trust Termination Date has not occurred. This Section 2.20 shall not be construed to impose an obligation upon the Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the requesting Borrower shall hand deliver or telecopy to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended for the account of the Trustee, only if, and upon issuance, amendment, renewal or extension of each Letter of Credit for the account of the Trustee, the Trustee shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (A) the sum of (i) the aggregate principal amount of the Loans outstanding to the Trustee and (ii) the Trustee L/C Exposure shall not exceed $70,000,000 (as such amount may be increased from time to time pursuant to Section 2.21) and (B) the Aggregate Credit Exposure shall not exceed the Total Commitment. A Letter of Credit shall be issued, amended, renewed or extended for the account of El Paso only if, and upon issuance, amendment, renewal or extension of each Letter of Credit for the account of El Paso, El Paso shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension, the Aggregate Credit Exposure shall not exceed the Total Commitment.

(c) Expiration Date. Each Letter of Credit shall expire at the close of business on the earlier of the date one year after the date of the issuance of such Letter of Credit and the date that is five Business Days prior to the Maturity Date, unless such Letter of Credit expires by its terms on an earlier date. Each Letter of Credit may, upon the request of the applicable Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of 12 months or less (but not beyond the date that is five Business Days prior to the Maturity Date) unless the Issuing Bank notifies the beneficiary thereof at least 30 days prior to the then-applicable expiry date that such Letter of Credit will not be renewed.

(d) Participation. By the issuance of a Letter of Credit and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each such Lender hereby acquires from the applicable Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each L/C Disbursement made by the Issuing Bank and not reimbursed by the Trustee or El Paso, as the case may be, forthwith on the date due as provided in Section 2.02(f). Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Trustee or El Paso, as the case may be, shall pay to the Administrative Agent an amount equal to such L/C disbursement not later than 4:00 p.m., New York City time on the Business Day on which the Trustee or El Paso, as the case may be, shall have received notice from the Issuing Bank that payment of such draft will be made, or, if the Trustee or El Paso, as the case may be, shall have received such notice later than 10:00 a.m., New York City time, on any Business Day, not later than 1:00 p.m., New York City time, on the immediately following Business Day. Any failure by the Trustee or El Paso, as the case may be, to make a payment under this Section 2.20(e) shall not constitute a Default or an Event of Default if the Issuing Bank shall have been reimbursed for such L/C disbursement out of the proceeds of a deemed Borrowing pursuant to Section 2.02(f).

(f) Obligations Absolute. The obligations of the Trustee or El Paso, as the case may be, to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

(i) any lack of validity or enforceability of any Letter of Credit or any other Transaction Document, or any term or provision therein;

(ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any other Transaction Document;

(iii) the existence of any claim, setoff, defense or other right that the Trustee, El Paso or any other party guaranteeing, or otherwise obligated with, the Trustee or El Paso, as the case may be, any Subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Administrative Agent or any Lender or any other person, whether in connection with this Agreement, any other Transaction Document or any other related or unrelated agreement or transaction;

(iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

(vi) any other act or omission to act or delay of any kind of the Issuing Bank, the Lenders, the Administrative Agent or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.20, constitute a legal or equitable discharge of the obligations of the Trustee or El Paso, as the case may be, hereunder.

Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of the Trustee or El Paso, as the case may be, hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or willful misconduct of the Issuing Bank. However, the foregoing shall not be construed to excuse the Issuing Bank from liability to the Trustee or El Paso, as the case may be, to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Trustee or El Paso, as the case may be, to the extent permitted by applicable law) suffered by the Trustee or El Paso, as the case may be, that are caused by the Issuing Bank’s gross negligence or willful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof; it is understood that the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) the Issuing Bank’s exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of the Issuing Bank.

(g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by telecopy, to the Administrative Agent and the Trustee or El Paso, as the case may be, of such demand for payment and whether the Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Trustee or El Paso, as the case may be, of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such L/C Disbursement. The Administrative Agent shall promptly give each Lender notice thereof.

(h) Interim Interest. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the Trustee or El Paso, as the case may be, shall reimburse such L/C Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of the Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment by the Trustee or El Paso, as the case may be, or the date on which the Issuing Bank is reimbursed by the Lenders pursuant to Section 2.02(f), at the rate per annum that would apply to such amount if such amount were an ABR Loan.

(i) Resignation or Removal of the Issuing Bank. The Issuing Bank may resign at any time by giving 180 days’ prior written notice to the Administrative Agent, the Lenders and the Borrowers, and may be removed at any time by the Borrowers by notice to the Issuing Bank, the Administrative Agent and the Lenders. Subject to the next succeeding paragraph, upon the acceptance of any appointment as the Issuing Bank hereunder by a Lender that shall agree to serve as successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank and the retiring Issuing Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, the Borrowers shall pay all accrued and unpaid fees pursuant to Section 2.05(c)(ii). The acceptance of any appointment as the Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrowers and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of the Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization. If any Event of Default shall occur and be continuing or the Trust Termination Date shall occur, the Trustee or El Paso, as the case may be, shall, on the Business Day it receives notice from the Administrative Agent or the Required Lenders thereof and of the amount to be deposited, deposit in an account with the Collateral Agent, for the benefit of the Lenders, an amount in cash equal to the Trustee L/C Exposure or the El Paso L/C Exposure, as the case may be, as of such date. Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Collateral Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be transferred to the Administrative Agent and be applied by the Administrative Agent to reimburse the Issuing Bank for L/C Disbursements for which it has not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Trustee or El Paso, as the case may be, for the Trustee L/C Exposure or the El Paso L/C Exposure, as the case may be, at such time and (iii) if the maturity of the Loans has been accelerated, be transferred to the Administrative Agent and be applied to satisfy the Obligations (of both the Trustee and El Paso). If the Trustee or El Paso, as the case may be, is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, (x) such amount (to the extent not applied as aforesaid) shall be returned to the Trustee or El Paso, as the case may be, within three Business Days after all Events of Default have been cured or waived and (y) at any time that the amount of such cash collateral exceeds the Trustee L/C Exposure or El Paso L/C Exposure, as the case may be, the amount of such excess shall be promptly returned to the Trustee or El Paso, as the case may be.

SECTION 2.21. Increase of Commitments. (a) El Paso may, by written notice to the Administrative Agent, request that the Total Commitment be increased by an aggregate amount not to exceed the Incremental Facility Amount at such time. Upon the receipt of such request by the Administrative Agent, the Administrative Agent shall deliver a copy thereof to each Lender. Such notice shall set forth the amount of the requested increase (which shall be in minimum increments of $1,000,000 and a minimum amount of $10,000,000 or equal to the remaining Incremental Facility Amount), whether all or any portion of the requested increase is to be made available to the Trustee and the date on which such increase is requested to become effective (which shall be not less than 10 days nor more than 60 days after the date of such notice and which, in any event, must be on or prior to the Maturity Date), and shall offer each Lender the opportunity to increase its Commitment by its Applicable Percentage of the proposed increased amount. Each Lender shall, by notice to El Paso and the Administrative Agent given not more than 10 days after the date of the Administrative Agent’s notice, either agree to increase its Commitment by all or a portion of the offered amount (each Lender so agreeing being an “Increasing Lender”) or decline to increase its Commitment (and any Lender that does not deliver such a notice within such period of 10 days shall be deemed to have declined to increase its Commitment) (each Lender so declining or being deemed to have declined being a “Non-Increasing Lender”). In the event that, on the 10th day after the Administrative Agent shall have delivered a notice pursuant to the second sentence of this paragraph, the Increasing Lenders shall have agreed pursuant to the preceding sentence to increase their Commitments by an aggregate amount less than the increase requested by El Paso, El Paso may arrange for one or more banks or other entities (any such bank or other entity being called an “Augmenting Lender”), which may include any Lender, to extend Commitments or increase their existing Commitments in an aggregate amount equal to the unsubscribed amount; provided, however, that each Augmenting Lender shall be subject to the prior written approval of the Administrative Agent and the Issuing Bank (which approvals shall not be unreasonably withheld or delayed), and the Borrowers and each Augmenting Lender shall execute all such documentation as the Administrative Agent shall reasonably specify to evidence its Commitment and/or its status as a Lender hereunder. Any such increase may be made in an amount that is less than the increase requested by El Paso if El Paso is unable to arrange for, or chooses not to arrange for, Augmenting Lenders.

(b) Each of the parties hereto hereby agrees that the Administrative Agent may take any and all actions as may be reasonably necessary to ensure that, after giving effect to any increase pursuant to this Section 2.21, the outstanding Loans (if any) are held by the Lenders in accordance with their new Applicable Percentages. This may be accomplished at the discretion of the Administrative Agent, following consultation with El Paso, (i) by requiring the outstanding Loans to be prepaid with the proceeds of a new Borrowing, (ii) by permitting the Borrowings outstanding at the time of any increase in the Total Commitment pursuant to this Section 2.21 to remain outstanding until the last day of the respective Interest Periods therefor, even though the Lenders would hold the Loans comprising such borrowings other than in accordance with their new Applicable Percentage or (iii) by any combination of the foregoing. Any prepayment described in this paragraph (b) shall be subject to Section 2.14, but shall otherwise be without premium or penalty.

(c) Notwithstanding the foregoing, no increase in the Total Commitment shall become effective under this Section 2.21 unless, (i) on the date of such increase, the conditions set forth in paragraphs (b) and (c) of Section 4.01 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of El Paso, (ii) unless the Collateral Release Date shall have occurred, the Collateral Agent shall have received new First Mortgage Bonds - Collateral Series H (or the First Mortgage Bonds – Collateral Series H shall have been amended) to provide that the aggregate principal amount of such First Mortgage Bonds – Collateral Series H shall be at least equal to the Total Commitment, as increased pursuant to this Section 2.21 and (iii) if requested, the Administrative Agent shall have received legal opinions and board resolutions consistent with those delivered on the Closing Date under paragraphs (a), (b) and (c) of Section 4.02

ARTICLE III

Representations and Warranties

Each of El Paso and, subject to Section 11.19, the Trustee represents and warrants to the Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders that as of the Closing Date and thereafter on each date as required by Section 4.0l(b):

SECTION 3.01. Organization; Powers. (a) El Paso and each of the Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of the state of its organization, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (iii) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (iv) has the corporate power and authority to execute, deliver and perform its obligations under each of the Transaction Documents to which it is or will be a party and each other agreement or instrument contemplated hereby to which it is or will be a party and to borrow hereunder.

(b) JPMorgan is a banking corporation duly incorporated, validly existing and in good standing under the laws of the State of New York, and in its capacity as Trustee, (i) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted and (ii) has all requisite power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated hereby to which it is or will be a party and to borrow hereunder.

SECTION 3.02. Authorization. (a) The execution, delivery and performance by it and each of its Subsidiaries (as applicable) of each of the Transaction Documents, the Trust Agreement, the Purchase Contract and the Assigned Agreements to which it is or will be a party and (b) the Borrowings by it hereunder, the issuance of Letters of Credit, the use by it of the proceeds of the Loans and the Letters of Credit and the creation of the security interests contemplated hereby and by the other Transaction Documents (collectively, the “Transactions”), (x) have been duly authorized by all requisite corporate, trust and, if required, stockholder action and (y) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the articles of incorporation or other constitutive documents or by-laws of El Paso or any of its Subsidiaries or of the Trust Agreement, as applicable, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which it is a party or by which it or any of its property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by it (other than any Lien created hereunder, under any Loan Document or under the Indenture).

SECTION 3.03. Enforceability. Each of the Transaction Documents has been duly executed and delivered by it and constitutes its legal, valid and binding obligation enforceable against it in accordance with such document’s terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

SECTION 3.04. Governmental Approvals. Except as set forth on Schedule 3.04, (i) no action, consent or approval of, registration or filing with or any other action by, any Governmental Authority is or will be required in connection with the Transactions, except for such as have been made or obtained, are in full force and effect and are not subject to any appeal or stay and (ii) no action, consent or approval of, registration or filing with or any other action by any Governmental Authority relating to the Securities Act, the Securities Exchange Act, the Trust Indenture Act, the Federal Power Act, the Atomic Energy Act, the Nuclear Waste Act, the Public Utility Holding Company Act of 1935, the New Mexico Public Utility Act, the Texas Public Utility Regulatory Act, the Arizona Public Utility Act, energy or nuclear matters, public utilities, the environment, health and safety is or will be required in connection with the participation by the Administrative Agent, the Collateral Agent or any Lender in any of the transactions contemplated by this Agreement or the other Transaction Documents, except as have been made or obtained, are in full force and effect and shall not be subject to any appeal or stay.

SECTION 3.05. Financial Statements. El Paso has heretofore furnished to the Lenders its consolidated balance sheets and related statements of operations, shareholders’ equity and cash flows (a) as of and for the fiscal year ended December 31, 2003, audited by and accompanied by the opinion of KPMG LLP, independent public accountants, and (b) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 2004, certified by a Financial Officer. Such financial statements present fairly the financial condition and results of operations and cash flows of El Paso and its consolidated Subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of El Paso and its consolidated Subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis (except as approved by such accountants or officer, as the case may be, and disclosed therein).

SECTION 3.06. No Material Adverse Change. There has been no material adverse change in the business, assets, operations, prospects, condition, financial or otherwise, or material agreements of El Paso and the Subsidiaries, taken as a whole, since December 31, 2003.

SECTION 3.07. Title to Properties; Possession Under Leases. (a) Each of El Paso and the Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02.

(b) Each of El Paso and the Subsidiaries has complied with all obligations under all material leases to which it is a party and all such leases are in full force and effect. Each of El Paso and the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

SECTION 3.08. Subsidiaries. As of the Closing Date, El Paso has no Subsidiaries other than MiraSol Energy Services, Inc., an Inactive Subsidiary.

SECTION 3.09. Litigation; Compliance with Laws. (a) Except as set forth on Schedule 3.09, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to its knowledge, threatened against or affecting it or, in the case of El Paso, the Subsidiaries or any business, property or rights of any such person (i) that involve any Transaction Document or the Transactions or (ii) that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b) Except as set forth on Schedule 3.09, neither it nor, in the case of El Paso, any of the Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10. Agreements. (a) Neither it nor, in the case of El Paso, any of the Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(b) Neither it nor, in the case of El Paso, any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.11. Federal Reserve Regulations. (a) Neither it nor, in the case of El Paso, any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b) No part of the proceeds of any Loan made to it or any Letter of Credit issued for its benefit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, U or X.

SECTION 3.12. Investment Company Act; Public Utility Holding Company Act. Neither it nor, in the case of El Paso, any of the Subsidiaries is (a) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a “holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

SECTION 3.13. Use of Proceeds. It will use the proceeds of the Loans and will request the issuance of Letters of Credit only for the purposes specified in the preamble to this Agreement.

SECTION 3.14. Tax Returns. Each of El Paso and the Subsidiaries has filed or caused to be filed all Federal, state, local and foreign tax returns or materials required to have been filed by it and has paid or caused to be paid all taxes due and payable by it and all assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which El Paso or such Subsidiary, as applicable, shall have set aside on its books adequate reserves.

SECTION 3.15. No Material Misstatements. The Confidential Information Memorandum, taken as a whole, does not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided that to the extent any part of such information was based upon or constitutes a forecast or projection, El Paso represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information.

SECTION 3.16. Employee Benefit Plans. El Paso and its ERISA Affiliates are in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect. Schedule B to the most recent annual report filed with the United States Internal Revenue Service with respect to each Plan is complete and accurate. Since the date of the Schedule B in effect on the Closing Date, there has been no material adverse change in the funded status of any Plan. None of El Paso or any of its ERISA Affiliates has incurred any liability as a result of a Plan termination which remains outstanding which would subject El Paso or any of its ERISA Affiliates to a liability in excess of $5,000,000.

SECTION 3.17. Environmental Matters. Except as set forth in Schedule 3.17:

(a) The properties owned or operated by El Paso and the Subsidiaries (the “Properties”) do not contain any Hazardous Materials in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, Environmental Laws, which violations and liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(b) All Environmental Permits have been obtained and are in effect with respect to the Properties and operations of El Paso and the Subsidiaries, and the Properties and all operations of El Paso and the Subsidiaries are in compliance with all Environmental Laws and all necessary Environmental Permits, except to the extent that such non-compliance or failure to obtain any necessary permits, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect;

(c) There have been no Releases or threatened Releases at, from, under or proximate to the Properties or otherwise in connection with the operations of El Paso or the Subsidiaries, which Releases or threatened Releases, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(d) None of El Paso and the Subsidiaries has received any notice of an Environmental Claim in connection with the Properties or the operations of El Paso or the Subsidiaries or with regard to any person whose liabilities for environmental matters El Paso or any Subsidiary has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in the aggregate, could reasonably be expected to result in a Material Adverse Effect, nor do El Paso or the Subsidiaries have reason to believe that any such notice will be received or is being threatened; and

(e) Hazardous Materials have not been transported from the Properties, nor have Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Properties in a manner that could reasonably be expected to give rise to liability under any Environmental Law which could reasonably be expected to result in a Material Adverse Effect, nor have El Paso or the Subsidiaries retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which transportation, generation, treatment, storage or disposal, or retained or assumed liabilities, in the aggregate, could result in a Material Adverse Effect.

SECTION 3.18. Insurance. Schedule 3.18 sets forth a true, complete and correct description of all insurance maintained by El Paso as of the Closing Date. Such insurance is in full force and effect and all premiums have been duly paid. El Paso and the Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

SECTION 3.19. Security Documents. (a) In the case of El Paso, the Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement), and, when combined with the financing statements (or utility filings, as appropriate) already filed, the Security Agreement constitutes a fully perfected Lien on, and security interest in, all right, title and interest of the Trustee in such Collateral, in each case prior and superior in right to any other person, other than with respect to Liens expressly permitted by Section 6.02.

(b) In the case of the Trustee, the Collateral is free and clear of all Trustee’s Liens and, other than pursuant to the Security Agreement, the Trustee has not granted or created a Lien on any of the Collateral.

(c) In the case of El Paso, the Indenture creates in favor of the Indenture Trustee for the ratable benefit of the holders of the First Mortgage Bonds a legal, valid and enforceable security interest in the Mortgaged Property and constitutes a fully perfected Lien on and security interest in all such Mortgaged Property.

SECTION 3.20. Labor Matters. As of the Closing Date, there are no strikes, lockouts or slowdowns against El Paso or the Subsidiaries pending or, to the knowledge of El Paso, threatened. The hours worked by and payments made to employees of El Paso and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters, except where any such violation could not reasonably be expected to result in a Material Adverse Effect. All payments due from El Paso or any Subsidiary, or for which any claim may be made against El Paso or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid in the ordinary course of business or accrued as a liability on the books of El Paso or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which El Paso is bound.

SECTION 3.21. Solvency. As of the Closing Date, (a) the fair value of the assets of El Paso, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of El Paso will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) El Paso will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) El Paso will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

ARTICLE IV

Conditions of Lending

The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder are subject to the satisfaction of the following conditions:

SECTION 4.01. All Credit Events. On the date of each Borrowing and on the date of each issuance, amendment, renewal or extension of a Letter of Credit (each such event being called a “Credit Event”):

(a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) or, in the case of the issuance, amendment, renewal or extension of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment, renewal or extension of such Letter of Credit as required by Section 2.20(b).

(b) Except in the case of a Borrowing that does not increase the aggregate principal amount of Loans outstanding of any Lender, the representations and warranties set forth herein and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(c) Each Borrower shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Credit Event, no Event of Default or Default shall have occurred and be continuing.

Each Credit Event shall be deemed to constitute a representation and warranty by each Borrower on the date of such Credit Event as to the matters specified in paragraphs (b) (except as aforesaid) and (c) of this Section 4.01.

SECTION 4.02. Closing Date. On the Closing Date:

(a) The Administrative Agent shall have received, on behalf of itself, the Lenders, the Documentation Agent, the Syndication Agent and the Issuing Bank, a favorable written opinion of (i) Davis Polk & Wardwell, counsel for El Paso, substantially to the effect set forth in Exhibit G-l, (ii) Ainsa Hutson, LLP counsel for the Trustee, substantially to the effect set forth in Exhibit G-2, (iii) Steptoe & Johnson LLP, Federal regulatory counsel for the Borrowers, substantially to the effect set forth in Exhibit G-3, (iv) each local regulatory counsel listed on Schedule 4.02(a), substantially to the effect set forth in Exhibit G-4, and (v) the General Counsel of El Paso, substantially to the effect set forth in Exhibit G-5, in each case (A) dated the Closing Date, (B) addressed to the Issuing Bank, the Administrative Agent, the Collateral Agent and the Lenders and (C) covering such other matters relating to the Transaction Documents and the Transactions as the Administrative Agent shall reasonably request, and the Borrowers hereby request such counsel to deliver such opinions.

(b) The Administrative Agent shall have received (i) a certificate of the Secretary or Assistant Secretary of El Paso dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the certificate or articles of incorporation of El Paso filed with the Secretary of State of Texas on or prior to the Closing Date and as in effect on the Closing Date, (B) that attached thereto is a true and complete copy of the by-laws of El Paso as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (C) below, (C) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of El Paso authorizing the execution, delivery and performance of the Transaction Documents to which El Paso is or is to be a party and the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (D) that the Trust Agreement has not been modified, rescinded or amended and is in full force and effect, (E) as to the incumbency and specimen signature of each officer executing this Agreement or any other document delivered in connection herewith on behalf of El Paso; (ii) a certificate of another officer of El Paso as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (i) above; (iii) a certificate of the Secretary or Assistant Secretary of JPMorgan dated the Closing Date and certifying as to the incumbency and specimen signature of each officer executing this Agreement or any other document delivered in connection herewith on behalf of the Trustee; (iv) a certificate of another officer of the Trustee as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (iii) above; and (v) such other documents as the Lenders, the Issuing Bank, the Administrative Agent or the Collateral Agent may reasonably request.

(c) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of El Paso, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01.

(d) (i) The loans and other amounts outstanding or payable under the Existing Credit Agreement shall have been paid in full and (ii) the Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder or under any other Loan Document.

(e) The Security Agreement shall have been duly executed by the Trustee and shall have been delivered to the Collateral Agent and shall be in full force and effect on such date and each document (including each Uniform Commercial Code financing statement) required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create or continue in favor of the Collateral Agent for the benefit of the Secured Parties a valid, legal and perfected first-priority security interest in and lien on the Collateral (subject to any Lien expressly permitted by

Section 6.02) described in such agreement shall have been delivered to the Collateral Agent.

(f) The Collateral Agent shall have received the results of a search of the Uniform Commercial Code filings (or equivalent filings) made with respect to the Borrowers in such states or other jurisdictions as it shall reasonably request, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Collateral Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 6.02 or have been released.

(g) The Collateral Agent shall have received a Perfection Certificate (as defined in the Security Agreement) with respect to the Trustee dated the Closing Date and duly executed by a Responsible Officer of the Trustee.

(h) (i) The First Mortgage Bonds - Collateral Series H shall have been amended pursuant to the Fifth Supplemental Indenture, (ii) the Collateral Agent shall have received a replacement First Mortgage Bond - Collateral Series H, duly executed and issued by El Paso and authenticated by the Indenture Trustee, as contemplated by the Fifth Supplemental Indenture and (iii) the Collateral Agent shall have received such certificates, documents and opinions of counsel as the Collateral Agent or the Lenders may reasonably request.

(i) All requisite Governmental Authorities shall have approved or consented to the Transactions to the extent required (and such approvals shall be in full force and effect) and there shall be no action, actual or threatened, before any Governmental Authority or arbitrator that (a) has a reasonable likelihood of restraining, preventing or imposing burdensome conditions on the Transactions or (b) could reasonably be expected to result in a Material Adverse Effect.

(j) (i) El Paso shall have outstanding no Indebtedness for borrowed money or preferred stock other than Indebtedness permitted pursuant to Section 6.01; and (ii) the Trustee shall have outstanding no Indebtedness or other obligations (contingent or otherwise) other than (A) any Loans made or Letters of Credit issued hereunder and (B) obligations under the Purchase Contract or the Assigned Agreements.

(k) The Lenders shall have received, to the extent requested, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

ARTICLE V

Affirmative Covenants

Each of El Paso and, subject to Section 11.19, the Trustee covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full (or sufficient cash collateral has been deposited with the Collateral Agent in an amount equal to the then outstanding L/C Exposure), unless the Required Lenders shall otherwise consent in writing, each of the Borrowers will, and El Paso will cause each of the Subsidiaries to:

SECTION 5.01. Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence.

(b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times; except in each case where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.02. Insurance. (a) With respect to El Paso, keep its insurable properties and the insurable properties of the Trustee adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including nuclear hazard, fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance (including against nuclear energy hazards to the full limit of liability under Federal law) against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

(b) In the event that El Paso at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Collateral Agent may, after giving written notice thereof to El Paso, without waiving or releasing any obligation or liability of El Paso hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premiums and take any other actions with respect thereto as the Collateral Agent deems advisable. All sums disbursed by the Collateral Agent in connection with this Section 5.02(b), including reasonable attorneys’ fees, costs, expenses and other charges relating thereto, shall be payable, upon demand, by El Paso to the Collateral Agent and shall be additional El Paso Obligations.

SECTION 5.03. Obligations and Taxes. Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the applicable Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien.

SECTION 5.04. Financial Statements, Reports, etc. Furnish to the Administrative Agent and each Lender:

(a) with respect to El Paso, within 120 days after the end of each fiscal year, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows showing its financial condition as of the close of such fiscal year and the results of its operations during such year, all audited by KPMG LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present its financial condition and results of operations in accordance with GAAP consistently applied;

(b) with respect to El Paso, within 60 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related statements of operations, stockholders’ equity, and cash flows showing its financial condition as of the close of such fiscal quarter and the results of its operations during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers, as fairly presenting its financial condition and results of operations on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

(c) with respect to El Paso, concurrently with any delivery of financial statements under sub-paragraph (a) or (b) above, a certificate of a Financial Officer certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

(d) with respect to El Paso, promptly after the same become publicly available, copies of all periodic and other reports, definitive proxy statements filed by it or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders;

(e) with respect to the Trustee, concurrently with the delivery thereof to El Paso, copies of its periodic trust reports;

(f) with respect to El Paso, promptly after El Paso shall have received notice thereof, notice of any actual or proposed change in the debt rating of any of the First Mortgage Bonds or the Index Debt, or any notice that El Paso, any First Mortgage Bonds or any Index Debt shall be placed on “CreditWatch” or “WatchList” or any similar list maintained by either Rating Agency, in each case with negative implications;

(g) promptly after the request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act; and

(h) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of such Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

SECTION 5.05. Litigation and Other Notices. Furnish to the Administrative Agent prompt written notice of the following:

(a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

(b) the filing or commencement of any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against it or, in the case of El Paso, any Subsidiary that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and

(c) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

SECTION 5.06. Employee Benefits. With respect to El Paso, (a) comply in all material respects with the applicable provisions of ERISA and the Code and (b) furnish to the Administrative Agent (i) as soon as possible after, and in any event within 10 days after any Responsible Officer of El Paso or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of El Paso in an aggregate amount exceeding $5,000,000 or requiring payments exceeding $1,000,000 in any year, a statement of a Financial Officer of El Paso setting forth details as to such ERISA Event and the action, if any, that El Paso proposes to take with respect thereto.

SECTION 5.07. Maintaining Records; Access to Properties and Inspections. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. Each Borrower will, and El Paso will cause each Subsidiary to, permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the properties of such Borrower or such Subsidiary upon reasonable notice and at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of such Borrower or such Subsidiary with the officers thereof and independent accountants therefor.

SECTION 5.08. Use of Proceeds. Use the proceeds of the Loans made to it and request the issuance of Letters of Credit only for the purposes set forth in the preamble to this Agreement.

SECTION 5.09. Compliance with Environmental Laws. With respect to El Paso, comply, and use commercially reasonable efforts to cause all lessees and other persons occupying its Properties to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Properties; obtain and renew all material Environmental Permits necessary for its operations and Properties; and conduct any Remedial Action in substantial compliance with Environmental Laws.

SECTION 5.10. Further Assurances. Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements) that may be required under applicable law, or that the Required Lenders, the Administrative Agent or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created herein, by the Security Agreement or, prior to the Collateral Release Date, by the Indenture. El Paso shall (a) cause any Domestic Subsidiary with consolidated total assets at any time equal to or greater than 10% of El Paso’s consolidated total assets at such time to execute a guarantee of all the El Paso Obligations pursuant to a Subsidiary Guarantee Agreement and (b) cause the capital stock of any such Subsidiary referred to in clause (a) above to be pledged to the Collateral Agent for the ratable benefit of the Secured Parties to secure the El Paso Obligations pursuant to a Pledge Agreement. In furtherance of the foregoing, El Paso shall give prompt notice to the Administrative Agent of the creation, acquisition or existence of any such Subsidiary. Each Borrower agrees to provide such evidence as the Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.

SECTION 5.11. Maintenance of Ratings. Use commercially reasonable efforts to cause at all times Applicable Ratings to be in effect.

ARTICLE VI

Negative Covenants

Each of El Paso and, subject to Section 11.19, the Trustee covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full (or sufficient cash collateral has been deposited with the Collateral Agent in an amount equal to the then outstanding L/C Exposure), unless the Required Lenders shall otherwise consent in writing, neither Borrower will, nor will El Paso permit any Subsidiary to:

SECTION 6.01. Indebtedness. Incur, create, assume or permit to exist (collectively, “incur”) any Indebtedness; provided, however, that El Paso may incur any Indebtedness if the Fixed Charge Coverage Ratio for El Paso’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.50 to 1.00 determined on a pro forma basis (including giving a pro forma effect to the incurrence thereof and the application of the net proceeds therefrom), as if such additional Indebtedness had been incurred at the beginning of such four-quarter period. Notwithstanding the foregoing, the following Indebtedness may be incurred:

(a) First Mortgage Bonds (excluding (i) any collateral series of First Mortgage Bonds issued to the Collateral Agent to secure the Obligations, (ii) collateral series of First Mortgage Bonds in an aggregate principal amount not to exceed $200,000,000 (plus premium, interest and related fees) at any time outstanding issued to secure any of the Indebtedness permitted under Section 6.01 (c) and (iii) any First Mortgage Bonds issued in reliance on Section 6.01(1)) in an aggregate principal amount not greater than $550,000,000 at any time outstanding;

(b) Indebtedness of El Paso existing on the Closing Date and set forth in Schedule 6.01 and any extensions, renewals, refundings or replacements of such Indebtedness, provided that any such extension, renewal, refunding or replacement is (i) in an aggregate principal amount not greater than the principal amount of such Indebtedness so extended, renewed, refunded or replaced plus the amount of accrued interest and premiums, if any, thereon and the reasonable expenses incurred in connection therewith and (ii) on terms no less favorable to the Lenders and El Paso than the terms of such Indebtedness so extended, renewed, refunded or replaced;

(c) Indebtedness under the Maricopa Reimbursement Agreement, the Farmington Reimbursement Agreement, the Maricopa Loan Agreements and the

Farmington Loan Agreements, and any extensions, renewals, refundings or replacements of any such Indebtedness, provided that any such extension, renewal, refunding or replacement is in an aggregate principal amount not greater than the principal amount of such Indebtedness so extended, renewed, refunded or replaced plus (A) the amount of accrued interest and premiums, if any, thereon and the reasonable expenses incurred in connection therewith and (B) with respect to any extension, renewal, refunding or replacement of the Farmington Reimbursement Agreement or the Maricopa Reimbursement Agreement, the amount of interest coverage then required, based on the determination of a Rating Agency, to be included in such Indebtedness;

(d) Indebtedness created hereunder;

(e) Additional First Mortgage Bonds – Collateral Series H issued to the Collateral Agent as contemplated by Section 2.21;

(f) Indebtedness of El Paso and Finsub incurred pursuant to the Receivables Program Documents;

(g) Rate Protection Agreements, in form and with parties reasonably acceptable to the Administrative Agent;

(h) Indebtedness of El Paso or any Subsidiary represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in the business of El Paso or the Subsidiaries, and Indebtedness incurred to refinance such Capital Lease Obligations, mortgage financings or purchase money obligations, in an aggregate principal amount not to exceed, when combined with the aggregate principal amount of Capital Lease Obligations outstanding pursuant to paragraph (i) below, $25,000,000 at any time outstanding; provided that such Indebtedness shall initially be incurred within 180 days of the acquisition or construction of such property;

(i) Capital Lease Obligations incurred in connection with Sale Leaseback Transactions permitted pursuant to Section 6.03, in an aggregate principal amount not to exceed, when combined with the aggregate principal amount of Indebtedness outstanding pursuant to paragraph (h) above, $25,000,000;

(j) Any other unsecured Indebtedness of El Paso or any Subsidiary in an aggregate principal amount not to exceed $10,000,000;

(k) Indebtedness between and among El Paso and any of its Wholly Owned Subsidiaries that guarantee the Obligations; and

(l) First Mortgage Bonds in an aggregate principal amount not to exceed $200,000,000 (plus premium, interest and related fees) at any time outstanding issued either (i) as collateral series First Mortgage Bonds to secure the Indebtedness permitted in Section 6.01(c) or (ii) to repurchase, repay or otherwise refinance such Indebtedness.

SECTION 6.02. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

(a) Liens on property or assets of El Paso existing on the date hereof and set forth in Schedule 6.02; provided that such Liens shall secure only those obligations which they secure on the date hereof;

(b) any Lien created under the Loan Documents;

(c) any Lien existing on any property or asset prior to the acquisition thereof by El Paso or any Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition and (ii) such Lien does not apply to any other property or assets of either Borrower or any Subsidiary;

(d) Liens for taxes or assessments by any Governmental Authority not yet due or which are being contested in compliance with Section 5.03;

(e) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords’, licensors’ or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or which are being contested in compliance with Section 5.03;

(f) pledges and deposits made in the ordinary course of El Paso’s business in compliance with workmen’s compensation, unemployment insurance and other social security laws or regulations;

(g) deposits by El Paso to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(h) zoning restrictions, easements, rights-of-way, restrictions on use of real property or permit or license requirements and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Borrowers or any Subsidiary;

(i) purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by El Paso; provided that (i) such security interests secure Indebtedness permitted by Section 6.01(b) or Section 6.01(j), (ii) the Indebtedness secured thereby does not exceed 85% of the lesser of the cost or the fair market value of such real property, improvements or equipment at the time of the incurrence of such Indebtedness and (iii) such security interests do not apply to any other property or assets of El Paso or any Subsidiary;

(j) the Lien of the Indenture;

(k) Liens on the property of Finsub incurred pursuant to the Receivables Program Documents and Liens in favor of Finsub granted by El Paso with respect to Receivables purportedly sold to Finsub by El Paso pursuant to the Receivables Program;

(l) the Lien in favor of the Indenture Trustee created by the Indenture and securing the payment of its fees and expenses;

(m) one or more attachments or other similar Liens on assets of El Paso arising in connection with court proceedings (i) in an aggregate principal amount not in excess of $10,000,000 (so long as El Paso has set aside adequate reserves therefor) or (ii) the execution of which has been stayed or which has been appealed and secured, if necessary, by an appeal bond; provided that in each case no Event of Default shall result therefrom;

(n) any Lien arising by operation of law on the assets of El Paso in favor of any Governmental Authority with respect to any franchise, grant, license, permit or contract that affects any Mortgaged Property; and

(o) any other Liens (i) incurred prior to the Collateral Release Date that, in the reasonable judgment of the Required Lenders, do not individually or in the aggregate materially impair the Liens of each of the Security Agreement, this Agreement and the Indenture, or the security afforded thereby for the benefit of the Secured Parties or (ii) incurred after the Collateral Release Date that do not secure obligations, or encumber property with a fair market value, in excess of $10,000,000.

SECTION 6.03. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale Lease-Back Transaction”), except for Sale Lease-Back Transactions of real property and tangible personal property with an aggregate fair market value not to exceed $25,000,000 at any time.

SECTION 6.04. Investments, Loans and Advances. Purchase, hold or acquire any capital stock, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other person in excess of $5,000,000 at any time outstanding (without giving effect to any write-offs or write-downs thereof), except:

(a) investments by El Paso in the capital stock of each Subsidiary; provided however, that the aggregate cumulative amount of El Paso’s investments in, and loans and advances to, such Subsidiaries that are not Loan Parties shall not exceed $20,000,000;

(b) Permitted Investments;

(c) Investments of El Paso existing on the Closing Date and set forth on Schedule 6.04;

(d) Investments received in connection with the bankruptcy or reorganization of customers and suppliers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(e) Investments in intercompany loans permitted pursuant to Section 6.0l(k).

SECTION 6.05. Mergers, Consolidations and Sales of Assets and Acquisitions. Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired) or any capital stock of any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person except that (a) the Trustee may purchase and sell Nuclear Fuel in accordance with the provisions of the Purchase Contract, (b) El Paso and Finsub may sell Receivables pursuant to the Receivables Program and (c) El Paso may sell or contribute transmission assets to the extent that FERC orders such assets to be sold in connection with joining a Regional Transmission Organization.

SECTION 6.06. Transactions with Affiliates. Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates (other than its Wholly Owned Subsidiaries), except that El Paso or any Subsidiary may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to El Paso or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties.

SECTION 6.07. Businesses of Borrowers and Subsidiaries. Engage at any time in any business or business activity other than (a) with respect to El Paso and the Subsidiaries, the business conducted by them on the Closing Date and business activities reasonably incidental thereto, including in the case of Finsub the activities contemplated in the Receivables Program, and (b) with respect to the Trustee, purchasing, holding title to, making payments with respect to and selling Nuclear Fuel pursuant to, and on the terms set forth in, the Trust Agreement and the Purchase Contract.

SECTION 6.08. Other Indebtedness and Agreements. (a) Except as expressly permitted pursuant to Section 6.01, permit any waiver, supplement, modification, amendment, termination or release of any indenture, instrument or agreement pursuant to which any Indebtedness or preferred stock of either Borrower or any Subsidiary is outstanding in an aggregate outstanding principal amount in excess of $5,000,000, to the extent that any such waiver, supplement, modification, amendment, termination or release would be adverse to the Lenders in any material respect.

(b) Except as provided in the Fifth Supplemental Indenture, permit any waiver, supplement, modification, amendment, termination or release of the Indenture to the extent that any such waiver, supplement, modification, amendment, termination or release would be adverse to the interests of the holders of First Mortgage Bonds-Collateral Series H in any material respect, without the consent of the Required Lenders (it being understood that, subject to the foregoing, the Indenture may be supplemented or otherwise modified in connection with the issuance of First Mortgage Bonds after the Closing Date permitted hereunder).

(c) Permit any waiver, supplement, modification, amendment, termination or release of (i) the Trust Agreement, the Purchase Contract or the Assigned Agreements or (ii) the Receivables Program Documents, in each case to the extent that any such waiver, supplement, modification, amendment, termination or release would be adverse to the Lenders in any material respect.

SECTION 6.09. Release of Collateral. Prior to the Collateral Release Date, El Paso shall not effect the release of any of the Mortgaged Property from the lien of the Indenture unless such release would have been permitted by the Indenture as in effect on the Closing Date without the consent of any holder of First Mortgage Bonds.

SECTION 6.10. Debt to Capitalization Ratio. Permit the ratio of (i) Total Consolidated Debt to (ii) Total Consolidated Capital as of the last day of any fiscal quarter to be in excess of 0.65 to 1.00.

SECTION 6.11. Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters to be less than 2.50 to 1.00.

SECTION 6.12. Fiscal Year. Change the end of its fiscal year from December 31 to any other date.

ARTICLE VII

Events of Default

In case of the happening of any of the following events (“Events of Default”):

(a) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

(b) default shall be made in the payment of any principal of any Loan or the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c) default shall be made in the payment of any interest on any Loan or any Fee or L/C Disbursement or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

(d) default in any material manner shall be made in the due observance or performance by either Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.01 (a), 5.05 or 5.08 or in Article VI;

(e) default shall be made in the due observance or performance by either Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Borrowers;

(f) either Borrower or any Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of $10,000,000, when and as the same shall become due and payable, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity;

(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of either Borrower or any Subsidiary (other than an Inactive Subsidiary) or of a substantial part of the property or assets of either Borrower or any such Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for either Borrower or any Subsidiary (other than an Inactive Subsidiary) or for a substantial part of the property or assets of either Borrower or any such Subsidiary or (iii) the winding-up or liquidation of either Borrower or any Subsidiary (other than an Inactive Subsidiary); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h) either Borrower or any Subsidiary (other than an Inactive Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for either Borrower or any such Subsidiary or for a substantial part of the property or assets of either Borrower or any such Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

(i) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against either Borrower or any Subsidiary and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of either Borrower or any Subsidiary to enforce any such judgment;

(j) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of El Paso and its ERISA Affiliates in an aggregate amount exceeding $10,000,000 or requires payments exceeding $5,000,000 in any year;

(k) any security interest purported to be created hereby or by the Security Agreement shall cease to be, or shall be asserted by either Borrower not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or the Security Agreement) security interest in the assets or properties covered thereby;

(l) there shall have occurred a Change in Control;

(m) a Purchase Contract Default shall have occurred and be continuing;

then, and in every such event (other than an event with respect to either Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrowers, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of each Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by each Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to either Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of each Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by each Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

ARTICLE VIII

The Administrative Agent and the Collateral Agent

In order to expedite the transactions contemplated by this Agreement, JPMorgan is hereby appointed to act as Administrative Agent and Collateral Agent on behalf of the Lenders and the Issuing Bank (for purposes of this Article VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the “Agents”). Each of the Lenders and each assignee of any such Lender hereby irrevocably authorizes the Agents to take such actions on behalf of such Lender or assignee or the Issuing Bank and to exercise such powers as are specifically delegated to the Agents by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders and the Issuing Bank, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders and the Issuing Bank all payments of principal of and interest on the Loans, all payments in respect of L/C Disbursements and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender or the Issuing Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrowers of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by either Borrower pursuant to this Agreement or the other Loan Documents as received by the Administrative Agent. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Agreement.

Neither the Agents nor any of their respective directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or willful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by each Borrower or any other Loan Party of any of the terms, conditions, covenants or agreements contained in any Transaction Document. The Agents shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement, any other Transaction Document, or any other document, instrument or agreement. The Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. Each Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agents nor any of their respective directors, officers, employees or agents shall have any responsibility to either Borrower on account of the failure of or delay in performance or breach by any Lender or the Issuing Bank of any of its obligations hereunder or to any Lender or the Issuing Bank on account of the failure of or delay in performance or breach by any other Lender or the Issuing Bank or either Borrower of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each of the Agents may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

The Lenders hereby acknowledge that neither Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor reasonably satisfactory to Borrower. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent’s resignation hereunder, the provisions of this Article and Section 11.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

With respect to the Loans made by it hereunder, each Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and the Agents and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with either Borrower or any Subsidiary or other Affiliates thereof as if it were not an Agent.

Each Lender agrees (a) to reimburse the Agents, on demand, in the amount of its Applicable Percentage of any expenses incurred for the benefit of the Lenders by the Agents, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, that shall not have been reimbursed by the Borrowers and (b) to indemnify and hold harmless each Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against it in its capacity as Agent or any of them in any way relating to or arising out of this Agreement or any other Transaction Document or any action taken or omitted by it or any of them under this Agreement or any other Transaction Document, to the extent the same shall not have been reimbursed by the Borrowers, provided that no Lender shall be liable to an Agent or any such other indemnified person for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are determined by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Agent or any of its directors, officers, employees or agents.

Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

ARTICLE IX

Guarantee

As a result of the arrangements contemplated by the Trust Agreement and the Purchase Contract for the financing by the Trustee of Nuclear Fuel, El Paso acknowledges that it will derive substantial benefit from the commitments of the Lenders to make Loans to the Trustee and the commitment of the Issuing Bank to issue Letters of Credit for the account of the Trustee. To induce the Lenders to make the Loans and the Issuing Bank to issue Letters of Credit and to enter into this Agreement, El Paso agrees with each Lender, the Issuing Bank, the Administrative Agent and the Collateral Agent (each such person, together with its successors and assigns, a “Guaranteed Party”) as follows:

SECTION 9.01. Guarantee. El Paso unconditionally guarantees, as a primary obligor and not merely as a surety, (a) the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans made to the Trustee, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Trustee under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Trustee to the Guaranteed Parties under this Agreement and the other Loan Documents and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Trustee under or pursuant to this Agreement and the other Loan Documents (all the monetary and other obligations referred to in the preceding clauses (a) and (b) being collectively called the “Trust Obligations”). El Paso further agrees that the Trust Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Trust Obligation.

SECTION 9.02. Obligations Not Waived. To the fullest extent permitted by applicable law, El Paso waives presentment to, demand of payment from and protest to the Trustee of any of the Trust Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of El Paso hereunder shall not be affected by (a) the failure of the Collateral Agent or any other Guaranteed Party to assert any claim or demand or to enforce or exercise any right or remedy against the Trustee, (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of this Agreement, any other Transaction Document, any Guarantee or any other agreement, including with respect to any other guarantor of the Obligations, or (c) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Collateral Agent or any other Guaranteed Party.

SECTION 9.03. Security. El Paso authorizes the Collateral Agent and each of the other Guaranteed Parties to (a) take and hold security for the payment of this guarantee and the Trust Obligations and exchange, enforce, waive and release any such security, (b) apply such security and direct the order or manner of sale thereof as they in their sole discretion may determine and (c) release or substitute any one or more endorsees, other guarantors or other obligors.

SECTION 9.04. Guarantee of Payment. El Paso further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Guaranteed Party to any of the security held for payment of the Trust Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Guaranteed Party in favor of the Trustee or any other person.

SECTION 9.05. No Discharge or Diminishment of Guarantee. The obligations of El Paso hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the payment in full in cash of the Trust Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Trust Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Trust Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of El Paso hereunder shall not be discharged or impaired or otherwise affected by the failure of the Collateral Agent or any other Guaranteed Party to assert any claim or demand or to enforce any remedy under this Agreement, any other Transaction Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Trust Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of El Paso or that would otherwise operate as a discharge of El Paso as a matter of law or equity (other than the payment in full in cash of all the Trust Obligations).

SECTION 9.06. Defenses of the Trustee Waived. To the fullest extent permitted by applicable law, El Paso waives any defense based on or arising out of any defense of the Trustee or the unenforceability of the Trust Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Trustee, other than the payment in full in cash of the Trust Obligations. The Collateral Agent and the other Guaranteed Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Trust Obligations, make any other accommodation with the Trustee or any other guarantor or exercise any other right or remedy available to them against the Trustee or any other guarantor, without affecting or impairing in any way the liability of El Paso hereunder except to the extent the Trust Obligations have been fully, finally paid in cash. To the fullest extent permitted by applicable law, El Paso waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of El Paso against the Trustee or any other guarantor, as the case may be, or any security.

SECTION 9.07. Agreement to Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Guaranteed Party has at law or in equity against El Paso by virtue hereof, upon the failure of the Trustee to pay any Trust Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, El Paso hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent or such other Guaranteed Party as designated thereby in cash the amount of such unpaid Trust Obligations. Upon payment by El Paso of any sums to the Collateral Agent or any Guaranteed Party as provided above, all rights of El Paso against the Trustee arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior payment in full in cash of all the Trust Obligations. In addition, any indebtedness of the Trustee now or hereafter held by El Paso is hereby subordinated in right of payment to the prior payment in full of the Trust Obligations. If any amount shall erroneously be paid to El Paso on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of the Trustee, such amount shall be held in trust for the benefit of the Guaranteed Parties and shall forthwith be paid to the Collateral Agent to be credited against the payment of the Trust Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

SECTION 9.08. Information. El Paso assumes all responsibility for being and keeping itself informed of the Trustee’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Trust Obligations and the nature, scope and extent of the risks that El Paso assumes and incurs hereunder, and agrees that none of the Collateral Agent or the other Guaranteed Parties will have any duty to advise El Paso of information known to it or any of them regarding such circumstances or risks.

SECTION 9.09. Termination. The guarantee made hereunder (a) shall terminate when all the Trust Obligations have been indefeasibly paid in full and the Lenders have no further commitment to lend to the Trustee under this Agreement, the Trustee L/C Exposure has been reduced to zero and the Issuing Bank has no further obligation to issue Letters of Credit under this Agreement and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Trust Obligation is rescinded or must otherwise be restored by any Guaranteed Party or El Paso upon the bankruptcy or reorganization of the Trustee, El Paso or otherwise.

ARTICLE X

Security

SECTION 10.01. First Mortgage Bonds. As security for the payment and performance of (i) the due and punctual payment of (A) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans made to El Paso, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (B) all monetary obligations of El Paso pursuant to the Guarantee in Article IX hereof, (C) each payment required to be made by El Paso under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (D) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of El Paso to the Administrative Agent, the Collateral Agent and the Lenders under this Agreement and the other Loan Documents and (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of El Paso under or pursuant to this Agreement and the other Loan Documents (all the monetary and other obligations referred to in the preceding clauses (i) and (ii) being collectively called the “El Paso Obligations”), El Paso has delivered (and, in the circumstances contemplated by Section 2.21, will deliver) to the Collateral Agent, for the ratable benefit of the Secured Parties, the First Mortgage Bonds - Collateral Series H in an initial aggregate principal amount of $100,000,000, duly executed and issued by El Paso and authenticated by the Indenture

Trustee and entitling the Collateral Agent and the Secured Parties to the benefits of the Indenture with respect to the El Paso Obligations.

SECTION 10.02. Application of Funds. The Collateral Agent shall remit any funds received on account of the First Mortgage Bonds - Collateral Series H to the Administrative Agent for application against the El Paso Obligations as well as any Collateral consisting of cash, as follows:

FIRST, to the payment of all costs and expenses incurred by the Administrative Agent or the Collateral Agent (in its capacity as such hereunder or under any other Loan Document) in connection with such collection or sale or otherwise in connection with this Agreement or any of the El Paso Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent or the Administrative Agent hereunder or under any other Loan Document and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of the El Paso Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the El Paso Obligations owed to them on the date of any such distribution); and

THIRD, to El Paso, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. To the extent that funds recovered under the First Mortgage Bonds - Collateral Series H are insufficient to pay in full the El Paso Obligations, El Paso shall remain liable under the terms of this Agreement and the other Loan Documents for any such deficiency.

SECTION 10.03. Rights of Bondholders. The Collateral Agent, as the holder on behalf of the Secured Parties of the First Mortgage Bonds - Collateral Series H, shall have only such rights with respect thereto as provided in the Indenture.

SECTION 10.04. Release of Collateral. (a) Notwithstanding any other provision of this Agreement or any Transaction Document, any First Mortgage Bonds - Collateral Series H delivered to the Collateral Agent pursuant to Section 10.01 shall be returned to El Paso, without representation, warranty or recourse of any nature, on a Business Day specified by El Paso (the “Collateral Release Date”), upon satisfaction of the following conditions precedent:

(i) El Paso shall have given written notice to the Administrative Agent at least 30 days prior to the Collateral Release Date, specifying the proposed Collateral Release Date;

(ii) as of the Collateral Release Date, the Rating Threshold shall have been achieved;

(iii) no Default or Event of Default shall have occurred and be continuing as of the Collateral Release Date; and

(iv) on the Collateral Release Date, the Collateral Agent shall have received a certificate, dated the Collateral Release Date and executed on behalf of El Paso by the President, a Vice President or a Financial Officer of El Paso confirming the satisfaction of the conditions set forth in clauses (ii) and (iii) above;

(b) Subject to the satisfaction of the conditions set forth in paragraph (a) above, on or after the Collateral Release Date, the Lenders hereby expressly authorize the Collateral Agent to, and the Collateral Agent hereby agrees to, return to El Paso any First Mortgage Bonds—Collateral Series H delivered to the Collateral Agent pursuant to Section 10.01. Any execution and delivery of documents pursuant to this Section 10.04 shall be without recourse to or representation or warranty by the Collateral Agent.

(c) Without limiting the provisions of Section 11.05, the Borrowers shall reimburse the Administrative Agent, the Collateral Agent upon demand for all costs and expenses, including fees, disbursements and other charges of counsel, incurred by any of them in connection with any action contemplated by this Section 11.04.

ARTICLE XI

Miscellaneous

SECTION 11.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a) if to either Borrower, to it in care of El Paso Electric Company, Stanton Tower, 100 N. Stanton, El Paso, Texas 79901, Attention of: Stephen P. Busser, Treasurer (Telecopy No. (915) 521-4729));

(b) if to the Administrative Agent, to JPMorgan Chase Bank, N. A., Loan and Agency Services Group, 1111 Fannin, 10th Floor, Houston, TX 77002, Attention of Candace Grayson (Telecopy No. (713) 750-2938), with a copy to JPMorgan Chase Bank, N.A., at 201 E. Main, 1st Floor, El Paso, TX 78801, Attention of Marty Cedillos (Telecopy No. (915) 546-6575); and

(c) if to a Lender, to it at its address (or telecopy number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 11.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 11.01.

SECTION 11.02. Survival of Agreement. All covenants, agreements, representations and warranties made by each Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Bank and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Issuing Bank, regardless of any investigation made by the Lenders or the Issuing Bank or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding (for which sufficient cash collateral has not been deposited with the Collateral Agent) and so long as the Commitments have not been terminated. The provisions of Sections 2.12 (except as expressly limited therein), 2.14, 2.18 and 11.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Transaction Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank.

SECTION 11.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrowers and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.

SECTION 11.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of each Borrower, the Administrative Agent, the Issuing Bank or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

(b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, (x) El Paso must give its prior written consent to such assignment (which consent shall not be unreasonably withheld) and (y) the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, if less, the entire remaining amount of such Lender’s Commitment), provided further that during the continuation of an Event of Default, the consent of El Paso shall not be required for such assignment, (ii) all assignments shall require the prior written consent of the Administrative Agent and the Issuing Bank (which consents shall not be unreasonably withheld), (iii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender’s rights and obligations under this Agreement, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (e) of this Section 11.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12 (except as expressly limited therein), 2.14, 2.18 and 11.05, as well as to any Fees accrued for its account and not yet paid).

(c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, and the outstanding balance of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrowers or the performance or observance by either Borrower of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05 or delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive and the Borrowers, the Administrative Agent, the Issuing Bank, the Collateral Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by each Borrower, the Issuing Bank, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of each Borrower, the Issuing Bank and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders and the Issuing Bank. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

(f) Each Lender may without the consent of the Borrowers, the Issuing Bank or the Administrative Agent sell participation interests to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.12, 2.14 and 2.18 to the same extent as if they were Lenders, provided, however, the right of each holder of a participation to receive payment under such sections shall be limited to the lesser of (a) the amounts actually incurred by such holder for which payment is provided under said sections and (b) the amounts that would have been payable under said sections by the applicable Borrower to the Lender granting the participation to such holder had such participation not been granted, and (iv) the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders shall continue to deal solely and directly with such

Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrowers relating to the Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans or increasing or extending the Commitments).

(g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; provided that, prior to any such disclosure of information designated by the Borrowers as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 11.16.

(h) Any Lender may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank to secure extensions of credit by such Federal Reserve Bank to such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such Bank for such Lender as a party hereto. In order to facilitate such an assignment to a Federal Reserve Bank, each Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made to such Borrower by the assigning Lender hereunder.

(i) Neither Borrower shall assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent, the Issuing Bank and each Lender, and any attempted assignment without such consent shall be null and void.

(j) In the event that S&P, Moody’s and Thompson’s BankWatch (or InsuranceWatch Ratings Service, in the case of Lenders that are insurance companies (or Best’s Insurance Reports, if such insurance company is not rated by Insurance Watch Ratings Service)) shall, after the date that any Lender becomes a Lender, downgrade the long-term certificate of deposit ratings of such Lender, and the resulting ratings shall be below BBB-, Baa3 and C (or BB, in the case of a Lender that is an insurance company (or B, in the case of an insurance company not rated by InsuranceWatch Ratings Service)), then the Issuing Bank shall have the right, but not the obligation, at its own expense, upon notice to such Lender and the Administrative Agent, to replace (or to request the Borrowers to use their reasonable efforts to replace) such Lender with an assignee (in accordance with and subject to the restrictions contained in paragraph (b) above), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in paragraph (b) above) all its interests, rights and obligations in respect of its Commitment to such assignee; provided, however, that (i) no such assignment shall conflict with any law, rule and regulation or order of any Governmental Authority and (ii) the Issuing Bank or such assignee, as the case may be, shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Lender hereunder and all other amounts accrued for such Lender’s account or owed to it hereunder.

SECTION 11.05. Expenses; Indemnity. (a) Each Borrower jointly and severally agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent and the Issuing Bank in connection with the syndication of the credit facilities provided for herein and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent, the Collateral Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent and the Collateral Agent, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel for the Administrative Agent, the Collateral Agent or any Lender.

(b) Each Borrower jointly and severally agrees to indemnify the Administrative Agent, the Collateral Agent, each Lender and the Issuing Bank, each Affiliate of any of the foregoing persons and each of their respective directors, officers, employees and agents (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans or issuance of Letters of Credit, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, (iv) any actual or alleged presence or Release of Hazardous Materials on any property owned or operated by either Borrower or any Subsidiary, or any Environmental Claim related in any way to either Borrower or any Subsidiary or (v) any strict liability or liability without fault or other liability of an owner or vendor relating in any way to the Nuclear Fuel, whether arising out of statute, judicial decision or otherwise; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c) The provisions of this Section 11.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Transaction Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank. All amounts due under this Section 11.05 shall be payable on written demand therefor.

SECTION 11.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the extent not prohibited by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of either Borrower against any of and all the Obligations now or hereafter existing under this Agreement and the other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 11.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 11.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS MOST RECENTLY PUBLISHED AND IN EFFECT, ON THE DATE SUCH LETTER OF CREDIT WAS ISSUED, BY THE INTERNATIONAL CHAMBER OF COMMERCE (THE “UNIFORM CUSTOMS”) AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

SECTION 11.08. Waivers; Amendment. (a) No failure or delay of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by either Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrowers in any case shall entitle either Borrower to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan or any date for reimbursement of an L/C Disbursement, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or L/C Disbursement, without the prior written consent of each Lender directly adversely affected thereby, (ii) increase or extend the Commitment of any Lender without the prior written consent of such Lender, (iii) decrease the Commitment Fees or L/C Participation Fees of any Lender, or extend the date of payment of such fees, without the prior written consent of such Lender or (iv) amend or modify the pro rata sharing requirements of Section 2.15, the provisions of this Section 11.08 or Section 11.04(i), the definition of the term “Required Lenders”, release El Paso from its guarantee hereunder, release any Subsidiary from any guarantee of the El Paso Obligations, or release all or substantially all of the Collateral, without the prior written consent of each Lender; provided further, however, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent or the Issuing Bank hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, the Collateral Agent or the Issuing Bank, respectively.

SECTION 11.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or L/C Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or L/C Disbursement under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or the Issuing Bank in accordance with applicable law, the rate of interest payable in respect of such Loan or L/C Disbursement hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or L/C Disbursement but were not payable as a result of the operation of this Section 11.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or L/C Disbursements or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender; provided that at any time Texas law shall establish the Maximum Rate, the Maximum Rate shall be the “indicated rate ceiling” (as defined in Chapter One of the Texas Credit Code, V.T.C.S. Art. 5069-1.04 et seq.) as in effect from time to time.

SECTION 11.10. Entire Agreement. THIS AGREEMENT, THE FEE LETTER AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE CONTRACT BETWEEN THE PARTIES RELATIVE TO THE SUBJECT

MATTER HEREOF. ANY OTHER PREVIOUS AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF IS SUPERSEDED BY THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. NOTHING IN THIS AGREEMENT OR IN THE OTHER LOAN DOCUMENTS, EXPRESSED OR IMPLIED, IS INTENDED TO CONFER UPON ANY PARTY OTHER THAN THE PARTIES HERETO AND THERETO ANY RIGHTS, REMEDIES, OBLIGATIONS OR LIABILITIES UNDER OR BY REASON OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

SECTION 11.11. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.11.

SECTION 11.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 11.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 11.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 11.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 11.15. Jurisdiction; Consent to Service of Process. (a) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against either Borrower or its respective properties in the courts of any jurisdiction.

(b) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 11.16. Confidentiality. The Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders agrees to keep confidential (and to use its best efforts to cause its respective agents and representatives to keep confidential) the Information (as defined below) and all copies thereof, extracts therefrom and analyses or other materials based thereon, except that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender shall be permitted to disclose Information (a) to such of its respective officers, directors, employees, agents, affiliates and representatives as need to know such Information, (b) to the extent requested by any regulatory authority, (c) to the extent otherwise required by applicable laws and regulations or by any subpoena or similar legal process, (d) in connection with any suit, action or proceeding relating to the enforcement of its rights hereunder or under the other Loan Documents, (e) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 11.16 or (ii) becomes available to the Administrative Agent, the Issuing Bank, any Lender or the Collateral Agent on a nonconfidential basis from a source other than the Borrowers, or (f) to the extent permitted by Section 11.04(g). For the purposes of this Section 11.16 , “Information” shall mean all financial statements, certificates, reports, agreements and information (including all analyses, compilations and studies prepared by the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender based on any of the foregoing) that are received from the Borrowers and related to the Borrowers, any shareholder of El Paso or any employee, customer or supplier of either Borrower, other than any of the foregoing that were available to the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to its disclosure thereto by either Borrower, and which are in the case of Information provided after the date hereof, clearly identified at the time of delivery as confidential. The provisions of this Section 11.16 shall remain operative and in full force and effect regardless of the expiration and term of this Agreement.

SECTION 11.17. Texas Revolving Credit Statute. If, notwithstanding the provisions of Section 11.07, Texas law shall be applied by any Governmental Authority to this Agreement, the other Loan Documents or the obligations of either Borrower hereunder or thereunder, each Borrower hereby agrees that, pursuant to Tex. Rev. Civ. Stat. Ann. art. 5069-15.10(b), Chapter 15 of Title 79 of the Revised Civil Statutes of Texas, as amended, shall not govern or in any manner apply to its obligations hereunder or thereunder.

SECTION 11.18. No Recourse; Multiple Capacities. (a) Wherever in this Agreement or the other Loan Documents JPMorgan has undertaken any obligations in its capacity as Trustee, it has done so solely in such capacity and not in its individual capacity. JPMorgan shall not be liable for the obligations or liabilities of the Trustee hereunder or under any other Loan Document, except to the extent such obligations or liabilities result from JPMorgan’s gross negligence or willful misconduct.

(b) Each party to this Agreement (i) acknowledges that JPMorgan, in addition to acting in its capacity as Trustee, will be party to the Loan Documents in various other capacities, including in its capacity as Administrative Agent, Collateral Agent, Issuing Bank and a Lender, (ii) hereby consents to JPMorgan’s acting in such capacities and (iii) hereby waives any claim of fiduciary duty or conflict of interest arising out of or relating to JPMorgan’s serving in such other capacities.

SECTION 11.19. Limited Representations, Warranties and Covenants of Trustee. With respect to representations and warranties contained in Article III, the affirmative covenants contained in Article V and the negative covenants contained in Article VI, it is understood and agreed that (a) the Trustee has made no independent inquiry as to (i) the assets placed in trust into the Rio Grande Resources Trust II, (ii) any facts concerning El Paso and the Subsidiaries or as to the status or condition of any of their assets or any disclosures made by them or (iii) the existence of any Liens on the Collateral in existence before the Trustee became or becomes the owner of such property pursuant to the Purchase Contract and (b) the Trustee’s representations, warranties and covenants are limited to itself and those matters within its control. The Trustee has no actual knowledge of any facts that would indicate that any such representations or warranties by El Paso or the Subsidiaries are untrue.

SECTION 11.20. USA Patriot Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the

Borrowers that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrowers in accordance with the USA Patriot Act.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

EL PASO ELECTRIC COMPANY,

by

/s/ Terry D. Bassham
Name:	Terry D. Bassham
Title:	Exec. VP & Chief Financial & Admin. Officer

JPMORGAN CHASE BANK, N.A., not in its individual capacity, but solely in its capacity as Trustee,

by

/s/ Cary W. Gilliam
Name:	CARY W. GILLIAM
Title:	VICE PRESIDENT

JPMORGAN CHASE BANK, N.A., individually and as administrative agent, collateral agent and issuing bank,

by

/s/ Ruben R. Hernandez
Name:	Ruben R. Hernandez
Title:	Vice President

SIGNATURE PAGE TO THE

EL PASO ELECTRIC COMPANY

CREDIT AGREEMENT

LENDER: Union Bank of California N.A.

by:	/s/ Dennis G. Blank
Name:	Dennis G. Blank
Title:	Vice President

SIGNATURE PAGE TO THE

EL PASO ELECTRIC COMPANY

CREDIT AGREEMENT

LENDER: The Bank of New York

by:	/s/ Craig Anderson
Name:	Craig Anderson
Title:	Vice President

SIGNATURE PAGE TO THE

EL PASO ELECTRIC COMPANY

CREDIT AGREEMENT

LENDER: The Norinchukin Bank, New York Branch

by:	/s/ Toshifumi Tsukitani
Name:	Toshifumi Tsukitani
Title:	General Manager

SIGNATURE PAGE TO THE

EL PASO ELECTRIC COMPANY

CREDIT AGREEMENT

BANK HAPOALIM B.M.

by:	/s/ James P. Surless
Name:	JAMES P. SURLESS
Title:	VICE PRESIDENT

SIGNATURE PAGE TO THE

EL PASO ELECTRIC COMPANY

CREDIT AGREEMENT

LENDER: Bank of Communications, New York Branch

by:	/s/ Yuning Liu
Name:	Yuning Liu
Title:	Deputy General Manager

EXHIBIT A
JPMorgan Chase Bank	“JP Morgan Logo appears here”
Loan and Agency Services
1111 Fannin Street, 10th Floor
Houston, TX 77002
Tel 713.750.2366
Fax 713.750.2666

ADMINISTRATIVE QUESTIONNAIRE FOR:

El Paso Electric Company

DEPOSIT FUNDED CREDIT AGREEMENT

Please accurately complete the following information and return via FAX or E-Mail to the attention of Michelle Straley and Kelly Schrock at JPMorgan Chase Bank as soon as possible. It is very important that all of the requested information is accurately completed and returned promptly.

TELEPHONE: 713.750.2366 / 713.216.3939

FAX: 713.750.2666 / 713.216.2291

E-MAIL ADDRESS:

Kelly.Schrock@JPMorgan.com

Michelle.Straley@JPMorgan.com

LEGAL NAME OF LENDING INSTITUTION TO APPEAR IN DOCUMENTATION:

NUMBER OF LINES NEEDED FOR SIGNATURE PAGE:

INVESTOR TYPE:

INVESTOR PARENT:

GENERAL INFORMATION - DOMESTIC LENDING OFFICE:

Institution Name:

Street Address:

City, State and Zip Code:

GENERAL INFORMATION - EURODOLLAR LENDING OFFICE:

Institution Name:

Street Address:

City, State and Zip Code:

TAX STATUS:

Is your institution a non-Resident Alien, foreign corporation or partnership?

Yes	No

If yes:

• What is the country of incorporation or organization?

•      Tax Form W-8BEN or W-8ECI should be enclosed as per the Tax Section of the referenced Credit Agreement. Failure to properly complete and return the applicable form will subject your institution to withholding tax. Please also mail an original tax form to the address listed on the top of this form.

If no:

• Please submit Tax Form W-9. Please also mail an original tax form to the address listed on the top of this form

Lender’s Tax Identification Number:

CONTACTS/NOTIFICATION METHODS:

CREDIT CONTACT:

Administrative Questionnaire	Page 1 of 2

Name:

Street Address:

City, State and Zip Code:

Telephone Number:

Fax Number:

E-mail Address:

ADMINISTRATIVE CONTACTS - BORROWINGS, PAYDOWNS, INTEREST, FEES, ETC.

Name:

Street Address:

City, State and Zip Code:

Telephone Number:

Fax Number:

E-mail Address:

BID LOAN NOTIFICATION: (IF APPLICABLE)

Name:

Street Address:

City, State and Zip Code:

Telephone Number:

Fax Number:

E-mail Address:

PAYMENT INSTRUCTIONS

USD:
Name of bank where funds are to be transferred:

Routing Transit/ABA Number of Bank where funds are to be transferred:

Name of Account, if applicable:

Account Number:

Additional Information:

Other applicable foreign currencies:
Name of bank where funds are to be transferred:

Routing Transit/ABA Number of Bank where funds are to be transferred:

Name of Account, if applicable:

Account Number:

Additional Information:

Administrative Questionnaire	Page 2 of 2

EXHIBIT B

[Form of]

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Credit Agreement dated as of December 17, 2004 (the “Credit Agreement”), among El Paso Electric Company (“El Paso”), JPMorgan Chase Bank, N.A., not in its individual capacity, but solely in its capacity as trustee of the Rio Grande Resources Trust II (the “Trustee”), the lenders party thereto (the “Lenders”), and JPMorgan Chase Bank, N.A., as issuing bank (in such capacity, the “Issuing Bank”), as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings.

1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth below (but not prior to the recordation of the information contained herein in the Register pursuant to Section 11.04(e) of the Credit Agreement), the interests set forth below (the “Assigned Interest”) in the Assignor’s rights and obligations under the Credit Agreement and the other Loan Documents, including, without limitation, the amounts and percentages set forth below of (i) the Commitments of the Assignor on the Effective Date, (ii) the Loans owing to the Assignor which are outstanding on the Effective Date and (iii) participations in Letters of Credit which are outstanding on the Effective Date. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 11.04(c) of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

2. This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is organized under the laws of a jurisdiction outside the United States, the forms specified in Section 2.18(e) of the Credit Agreement, duly completed and executed by such Assignee, (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form of Exhibit A to the Credit Agreement and (iii) unless otherwise agreed to by the Administrative Agent, a processing and recordation fee of $3,500 pursuant to Section 11.04(b) of the Credit Agreement.

3. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee’s Address for Notices:

Effective Date of Assignment:

Principal Amount of Commitment Assigned:

Percentage of Commitment Assigned */:

The terms set forth above are hereby agreed to:	Accepted **/:

[Name of Assignor], as Assignor,	JPMORGAN CHASE BANK, N.A., as Administrative Agent and Issuing Bank,

by:	by:
Name:	Name:
Title:	Title:

[Name of Assignee],	EL PASO ELECTRIC COMPANY,
as Assignee,

by:	by:
Name:		Name:
Title:		Title:

JPMORGAN CHASE BANK, N.A., not in its individual capacity, but solely in its capacity as trustee of the RIO GRANDE RESOURCES TRUST II,

by:
Name:
Title:

*/	Set forth, to at least 8 decimals, as a percentage of the Total Commitment of all Lenders.

**/	To be completed to the extent consents are required under Section 11.04(b) of the Credit Agreement.

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EXHIBIT C

[Form of]

BORROWING REQUEST

JPMorgan Chase Bank, N.A., as Administrative Agent

For the Lenders referred to below,

270 Park Avenue

New York, NY 10017

Attention of [    ]

[Date]

Ladies and Gentlemen:

The undersigned, [EL PASO ELECTRIC COMPANY] [JPMORGAN CHASE BANK, not in its individual capacity, but solely in its capacity as trustee of the Rio Grande Resources Trust II] (the “Borrower”), refers to the Credit Agreement dated as of December 17, 2004, as amended, supplemented or otherwise modified from time to time (the “Credit Agreement”), among El Paso Electric Company, JPMorgan Chase Bank, not in its individual capacity, but solely in its capacity as trustee of the Rio Grande Resources Trust II, the lenders from time to time party thereto (the “Lenders”), and JPMorgan Chase Bank, as issuing bank, as administrative agent and as collateral agent for the Lenders. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

(A)	Date of Borrowing (which is a Business Day)

(B)	Principal Amount of Borrowing [1]

(C)	Interest rate basis [2]

(D)	Interest Period and the last day thereof [3]

(E)	Funds are requested to be disbursed to the Borrower’s account with [JPMorgan Chase Bank] (Account No. [ ]).

Upon acceptance of any or all of the Loans offered by the Lenders in response to this request, the Borrower shall be deemed to have represented and Warranted that the conditions to lending specified in Sections 4.0 l(b) and (c) of the Credit Agreement have been satisfied.

[APPLICABLE BORROWER],

by:
Name:
Title: [Responsible Officer]

[1]	With respect to any Eurodollar Borrowing, not less than $5,000,000 and in an integral multiple of $1,000,000, and with respect to any ABR Borrowing, not less than $100,000 and in an integral multiple of $1,000, but in any event not exceeding the available Total Commitment available to the Borrower.

[2]	Specify Eurodollar Borrowing or ABR Borrowing.

[3]	Which shall be subject to the definition of “Interest Period” and end not later than the Maturity Date (applicable only for Eurodollar Borrowings only).

EXHIBIT E

PLEDGE AGREEMENT (as supplemented from time to time, this “Agreement”) dated as of [        ], between EL PASO ELECTRIC COMPANY, a Texas corporation (the “Pledgor”), and JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).

Reference is made to (a) the Credit Agreement dated as of December 17, 2004 (and as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Pledgor, JPMorgan Chase Bank, N.A., not in its individual capacity, but solely in its capacity as trustee of the Rio Grande Resources Trust II (the “Trustee”; each of the Pledgor and the Trustee is referred to individually herein as a “Borrower” and collectively as the “Borrowers”), the Lenders (as defined in the Credit Agreement), and JPMorgan, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders and as Collateral Agent, and (b) the Guarantee Agreement dated as of [        ] (as amended, supplemented or otherwise modified from time to time, the “Guarantee Agreement”), between [        ], a [        ] [corporation] and JPMorgan. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Pursuant to Section 5.10 of the Credit Agreement, the Pledgor has agreed, among other things, to cause the capital stock of any Domestic Subsidiary with consolidated total assets at any time equal to or greater than 10% of El Paso’s consolidated total assets at such time to be pledged to the Collateral Agent for the ratable benefit of the Secured Parties to secure the Obligations (as defined in the Guarantee Agreement). Accordingly, the Pledgor agrees with each Lender, the Issuing Bank, the Administrative Agent and the Collateral Agent as follows:

SECTION 1. Pledge. As security for the payment and performance, as the case may be, in full of the Obligations, the Pledgor hereby transfers, grants, bargains, sells, conveys, hypothecates, pledges, sets over and delivers unto the Collateral Agent, its successors and assigns, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in all of the Pledgor’s right, title and interest in, to and under (a) the shares of capital stock owned by it and listed on Schedule I hereto and the certificates representing all such shares (the “Pledged Stock”); provided that, to the extent that applicable law requires that a Subsidiary of the Pledgor issue directors’ qualifying shares, the Pledged Stock shall not include such qualifying shares; (b) subject to Section 5, all payments of dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed, in respect of, in exchange for or upon the conversion of the Pledged Stock; (c) subject to Section 5, all rights and privileges of the Pledgor with respect to the securities and other property referred to in clauses (a) and (b) above; and (d) all proceeds of any of the foregoing (the items referred to in clauses (a) through (d) above being collectively referred to as the “Collateral”). Upon delivery to the Collateral Agent, (a) any stock certificates, notes or other securities now or hereafter included in the Collateral (the “Pledged Securities”) shall be accompanied by stock powers duly executed in blank or other instruments of transfer satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (b) all other property comprising part of the Collateral shall be accompanied by proper instruments of assignment duly executed by the Pledgor and such other instruments or documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities theretofore and then being pledged hereunder, which schedule shall be attached hereto as Schedule I and made a part hereof. Each schedule so delivered shall supersede any prior schedules so delivered.

TO HAVE AND TO HOLD the Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

SECTION 2. Delivery of the Collateral. The Pledgor agrees promptly to deliver or cause to be delivered to the Collateral Agent any and all Pledged Securities, and any and all certificates or other instruments or documents representing the Collateral.

SECTION 3. Representations, Warranties and Covenants. The Pledgor hereby represents, warrants and covenants, as to itself and the Collateral pledged by it hereunder, to and with the Collateral Agent that:

(a) the Pledged Stock represents that percentage as set forth on Schedule I of the issued and outstanding shares of each class of the capital stock of the issuer with respect thereto;

(b) except for the security interest granted hereunder, the Pledgor (i) is and will at all times continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule I, (ii) holds the same free and clear of all Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Collateral, other than pursuant hereto, and (iv) subject to Section 5, will cause any and all Collateral, whether for value paid by the Pledgor or otherwise, to be forthwith deposited with the Collateral Agent and pledged or assigned hereunder;

(c) the Pledgor (i) has the power and authority to pledge the Collateral in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than the Lien created by this Agreement), however arising, of all persons whomsoever;

(d) no consent of any other person (including stockholders or creditors of the Pledgor) and no consent or approval of any Governmental Authority or any securities exchange was or is necessary to the validity of the pledge effected hereby, except for such as have been made or obtained, are in full force and effect and are not subject to any appeal or stay;

(e) by virtue of the execution and delivery by the Pledgor of this Agreement, when the Pledged Securities, certificates or other documents representing or evidencing the Collateral are delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent will obtain a valid and perfected first lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations;

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(f) the pledge effected hereby is effective to vest in the Collateral Agent, on behalf of the Secured Parties, the rights of the Collateral Agent in the Collateral as set forth herein;

(g) all of the Pledged Stock has been duly authorized and validly issued and is fully paid and nonassessable;

(h) all information set forth herein relating to the Pledged Stock is accurate and complete in all material respects as of the date hereof; and

(i) the pledge of the Pledged Stock pursuant to this Agreement does not violate Regulation T, U or X of the Federal Reserve Board or any successor thereto as of the date hereof.

SECTION 4. Registration in Nominee Name; Denominations. The Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the Pledgor, endorsed or assigned in blank or in favor of the Collateral Agent. The Pledgor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of the Pledgor. The Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

SECTION 5. Voting Rights; Dividends, etc. (a) Unless and until an Event of Default shall have occurred and be continuing:

(i) The Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided, however, that the Pledgor will not be entitled to exercise any such right if the result thereof could materially and adversely affect the rights inuring to a holder of the Pledged Securities or the rights and remedies of any of the Secured Parties under this Agreement or the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

(ii) The Collateral Agent shall execute and deliver to the Pledgor, or cause to be executed and delivered to the Pledgor, all such proxies, powers of attorney and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above and to receive the cash dividends it is entitled to receive pursuant to subparagraph (iii) below.

(iii) The Pledgor shall be entitled to receive and retain any and all cash dividends paid on the Pledged Securities to the extent and only to the extent that such cash dividends are permitted by, and otherwise paid in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws. All noncash dividends and all dividends paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid-

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in surplus, and all other distributions (other than distributions referred to in the preceding sentence) made on or in respect of any Pledged Securities, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral, and, if received by the Pledgor, shall not be commingled by the Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement).

(b) Upon the occurrence and during the continuance of an Event of Default, all rights of the Pledgor to dividends that the Pledgor is authorized to receive pursuant to paragraph (a)(iii) above shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends. All dividends received by the Pledgor contrary to the provisions of this Section 5 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of the Pledgor and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 7. After all Events of Default have been cured or waived, the Collateral Agent shall, within five Business Days after all such Events of Default have been cured or waived, repay to the Pledgor all cash dividends (without interest) that the Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) above and which remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default, all rights of the Pledgor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 5, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 5, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers, provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to exercise such rights. After all Events of Default have been cured or waived, the Pledgor will have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.

SECTION 6. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, subject to applicable regulatory and legal requirements, the Collateral Agent may sell the Collateral, or any part thereof, at public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale

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the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Pledgor, and, to the extent permitted by applicable law, the Pledgor hereby waives all rights of redemption, stay, valuation and appraisal the Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give the Pledgor 10 days’ prior written notice (which the Pledgor agrees is reasonable notice within the meaning of Section 9-611 of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of the Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid in full by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by applicable law, private) sale made pursuant to this Section 6, any Secured Party may bid for or purchase, free from any right of redemption, stay or appraisal on the part of the Pledgor (all said rights being also hereby waived and released), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to it from the Pledgor as a credit against the purchase price, and it may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Pledgor therefor. For purposes hereof, (a) a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof, (b) the Collateral Agent shall be free to carry out such sale pursuant to such agreement and (c) the Pledgor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 6 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-611 of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions.

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SECTION 7. Application of Proceeds of Sale. The proceeds of any sale of Collateral pursuant to Section 6, as well as any Collateral consisting of cash, shall be applied by the Collateral Agent as follows:

FIRST, to the payment of all costs and expenses incurred by the Collateral Agent in connection with such sale or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Loan Document on behalf of the Pledgor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and

THIRD, to the Pledgors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 8. Reimbursement of Collateral Agent. (a) The Pledgor agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees, other charges and disbursements of its counsel and of any experts or agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

(b) Without limitation of its indemnification obligations under the other Loan Documents, the Pledgor agrees to indemnify the Collateral Agent and the Indemnitees (as defined in Section 11.05 of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, other charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby or (ii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court

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of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

(c) Any amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 8 shall remain operative and in full force and effect regardless of the termination of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 8 shall be payable on written demand therefor and shall bear interest at the rate specified in Section 2.07 of the Credit Agreement.

SECTION 9. Collateral Agent Appointed Attorney-in-Fact. The Pledgor hereby appoints the Collateral Agent the attorney-in-fact of the Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of the Pledgor, to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral, to endorse checks, drafts, orders and other instruments for the payment of money payable to the Pledgor representing any dividend or other distribution payable in respect of the Collateral or any part thereof or on account thereof and to give full discharge for the same, to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, and to sell, assign, endorse, pledge, transfer and to make any agreement respecting, or otherwise deal with, the same; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to the Pledgor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct.

SECTION 10. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the other Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or consent to any departure by the Pledgor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Pledgor in any case shall entitle the Pledgor to any other or further notice or demand in similar or other circumstances.

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(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Collateral Agent and the Pledgor, subject to any consent required in accordance with Section 11.08 of the Credit Agreement.

SECTION 11. Securities Act, etc. In view of the position of the Pledgor in relation to the Pledged Securities, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Securities permitted hereunder. The Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Securities, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Securities could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Securities under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. The Pledgor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Securities, limit the purchasers to those who will agree, among other things, to acquire the Pledged Securities for their own account, for investment, and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Securities or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. The Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 11 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

SECTION 12. Loan Documents. The Pledgor agrees that this Agreement and the Guarantee Agreement shall constitute “Loan Documents” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 13. Security Interest Absolute. All rights of the Collateral Agent hereunder, the grant of a security interest in the Collateral and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument relating to any of the foregoing, (c) any exchange, release or nonperfection of any other collateral, or any release or amendment or

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waiver of or consent to or departure from any guaranty, for all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Obligations or in respect of this Agreement (other than the indefeasible payment in full of all the Obligations).

SECTION 14. Termination or Release. This Agreement and the security interests granted hereby shall terminate when all the Obligations have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the L/C Exposure has been reduced to zero and the Issuing Bank has no further obligation to issue Letters of Credit under this Agreement.

(b) Upon any sale or other transfer by the Pledgor of any Collateral that is permitted under the Credit Agreement to any person that is not an Affiliate of the Pledgor, or, upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 11.08(b) of the Credit Agreement, the security interest in such Collateral shall be automatically released.

(c) In connection with any termination or release pursuant to paragraph (a) or (b), the Collateral Agent shall execute and deliver to the Pledgor, at the Pledgor’s expense, all documents that the Pledgor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 14 shall be without recourse to or warranty by the Collateral Agent.

SECTION 15. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 11.01 of the Credit Agreement.

SECTION 16. Further Assurances. The Pledgor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Collateral Agent may at any time reasonably request in connection with the administration and enforcement of this Agreement or with respect to the Collateral or any part thereof or in order better to assure and confirm unto the Collateral Agent its rights and remedies hereunder.

SECTION 17. Binding Effect; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Pledgor that are contained in this Agreement shall bind and inure to the benefit of its successors and assigns. This Agreement shall become effective when it shall have been executed on behalf of the Pledgor and the Collateral Agent, and thereafter shall be binding upon the Pledgor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of the Pledgor, the Collateral Agent and the other Secured Parties, and their respective successors and assigns, except that the Pledgor shall not have the right to assign its rights hereunder or any interest herein or in the Collateral (and any such attempted assignment shall be void), except as expressly contemplated by this Agreement or the other Loan Documents.

SECTION 18. Survival of Agreement; Severability. (a) All covenants, agreements, representations and warranties made by the Pledgor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Collateral Agent and the

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other Secured Parties and shall survive the making by the Lenders of Loans and the issuance of the Letters of Credit by the Issuing Bank regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other fee or amount payable by a Borrower under the Credit Agreement or any other Loan Document is outstanding and unpaid or the L/C Exposure does not equal zero and as long as the Commitments have not been terminated.

(b) In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 19. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 20. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 11. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

SECTION 21. Rules of Interpretation. The rules of interpretation specified in Section 1.02 of the Credit Agreement shall be applicable to this Agreement.

SECTION 22. Execution of Financing Statements. The Pledgor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code with respect to the Collateral owned by it without the signature of the Pledgor in such form and in such filing offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

EL PASO ELECTRIC COMPANY,

by

Name:
Title:

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JPMORGAN CHASE BANK, N.A., as Collateral Agent,

by

Name:
Title:

11

Schedule I to the

Pledge Agreement

CAPITAL STOCK

Issuer	Number of Certificate	Registered Owner	Number and Class of Shares	Percentage of Shares

EXHIBIT F

SUBSIDIARY GUARANTEE AGREEMENT (as supplemented from time to time, this “Agreement”) dated as of [    ], between [    ], a [    ] [corporation] (the “Guarantor”), and JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as Collateral Agent (as defined below).

Reference is made to the Credit Agreement dated as of December 17, 2004, (and as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among El Paso Electric Company, a Texas corporation (“El Paso”), JPMorgan Chase Bank, N.A., not in its individual capacity, but solely in its capacity as trustee of the Rio Grande Resources Trust II (the “Trustee”; each of El Paso and the Trustee is referred to individually herein as a “Borrower” and collectively as the “Borrowers”), the Lenders (as defined in the Credit Agreement), and JPMorgan, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) for the Lenders. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Pursuant to Section 5.10 of the Credit Agreement, El Paso has agreed, among other things, to cause any Domestic Subsidiary with consolidated total assets at any time equal to or greater than 10% of El Paso’s consolidated total assets at such time to execute a guarantee of all the Obligations (as defined below). The Guarantor’s assets are equal to or greater than 10% of El Paso’s consolidated total assets and the Guarantor acknowledges that it will derive substantial benefit from the commitments of the Lenders to make Loans to the Borrowers and the commitment of the Issuing Bank to issue Letters of Credit for the account of the Borrowers. Accordingly, the Guarantor agrees with each Lender, the Issuing Bank, the Administrative Agent and the Collateral Agent (each such person, together with its successors and assigns, a “Guaranteed Party”) as follows:

SECTION 1. Guarantee. The Guarantor unconditionally guarantees, as a primary obligor and not merely as a surety, (a) the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by a Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrowers to the Guaranteed Parties under the Credit Agreement and the other Loan Documents and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrowers under or pursuant to the Credit Agreement and the other Loan Documents (all the monetary and other obligations referred to in the preceding clauses (a) and (b) being collectively called the “Obligations”). The Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation.

SECTION 2. Obligations Not Waived. To the fullest extent permitted by applicable law, the Guarantor waives presentment to, demand of payment from and protest to the Borrowers of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of the Guarantor hereunder shall not be affected by (a) the failure of the Collateral Agent or any other Guaranteed Party to assert any claim or demand or to enforce or exercise any right or remedy against the Borrowers, (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of the Credit Agreement, any other Transaction Document, any Guarantee or any other agreement, including with respect to any other guarantor of the Obligations, or (c) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Collateral Agent or any other Guaranteed Party.

SECTION 3. Security. The Guarantor authorizes the Collateral Agent and each of the other Guaranteed Parties to (a) take and hold security for the payment of this guarantee and the Obligations and exchange, enforce, waive and release any such security, (b) apply such security and direct the order or manner of sale thereof as they in their sole discretion may determine and (c) release or substitute any one or more endorsees, other guarantors or other obligors.

SECTION 4. Guarantee of Payment. The Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Guaranteed Party to any of the security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Guaranteed Party in favor of the Borrowers or any other person.

SECTION 5. No Discharge or Diminishment of Guarantee. The obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Collateral Agent or any other Guaranteed Party to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Transaction Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of the Guarantor or that would otherwise operate as a discharge of the Guarantor as a matter of law or equity (other than the payment in full in cash of all the Obligations).

SECTION 6. Defenses of Borrowers Waived. To the fullest extent permitted by applicable law, the Guarantor waives any defense based on or arising out of any defense of a Borrower or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of a Borrower, other than the payment in full in cash of the Obligations. The Collateral Agent and the other Guaranteed Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrowers or any other

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guarantor or exercise any other right or remedy available to them against the Borrowers or any other guarantor, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the Obligations have been fully, finally paid in cash. To the fullest extent permitted by applicable law, the Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of Guarantor against a Borrower or any other guarantor, as the case may be, or any security.

SECTION 7. Agreement to Pay. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Guaranteed Party has at law or in equity against the Guarantor by virtue hereof, upon the failure of a Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent or such other Guaranteed Party as designated thereby in cash the amount of such unpaid Obligations. Upon payment by the Guarantor of any sums to the Collateral Agent or any Guaranteed Party as provided above, all rights of the Guarantor against the Borrowers arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior payment in full in cash of all the Obligations. In addition, any indebtedness of a Borrower now or hereafter held by the Guarantor is hereby subordinated in right of payment to the prior payment in full of the Obligations. If any amount shall erroneously be paid to the Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of a Borrower, such amount shall be held in trust for the benefit of the Guaranteed Parties and shall forthwith be paid to the Collateral Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

SECTION 8. Information. The Guarantor assumes all responsibility for being and keeping itself informed of each Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that the Guarantor assumes and incurs hereunder, and agrees that none of the Collateral Agent or the other Guaranteed Parties will have any duty to advise the Guarantor of information known to it or any of them regarding such circumstances or risks.

SECTION 9. Representations and Warranties. The Guarantor represents and warrants that all representations and warranties relating to it contained in the Credit Agreement are true and correct.

SECTION 10. Termination. The guarantee made hereunder (a) shall terminate when all the Obligations have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the L/C Exposure has been reduced to zero and the Issuing Bank has no further obligation to issue Letters of Credit under the Credit Agreement and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Guaranteed Party or the Guarantor upon the bankruptcy or reorganization of either Borrower or otherwise.

SECTION 11. Binding Effect; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantor that

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are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective when it shall have been executed on behalf of the Guarantor and the Collateral Agent, and thereafter shall be binding upon the Guarantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of the Guarantor, the Collateral Agent and the other Secured Parties, and their respective successors and assigns, except that the Guarantor shall not have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void). If all of the capital stock of the Guarantor is sold, transferred or otherwise disposed of (other than to an Affiliate of a Borrower) pursuant to a transaction permitted by the Credit Agreement, the Guarantor shall be released from its obligations under this Agreement without further action.

SECTION 12. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the other Guaranteed Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Guarantor and the Collateral Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).

SECTION 13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 14. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 11.01 of the Credit Agreement. All communications and notices hereunder to the Guarantor shall be given to it at its address set forth below its name on the signature page hereto, with a copy to El Paso.

SECTION 15. Survival of Agreement; Severability. (a) All covenants, agreements, representations and warranties made by the Guarantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Collateral Agent and the other Guaranteed Parties and shall survive the making by the Lenders of Loans and the issuance of the Letters of Credit by the Issuing Bank regardless of any investigation made by the Guaranteed Parties or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other fee or amount payable by a Borrower under the Credit Agreement or any other Loan Document is outstanding and unpaid or the L/C Exposure does not equal zero and as long as the Commitments have not been terminated.

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(b) In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 16. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 11. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

SECTION 17. Rules of Interpretation. The rules of interpretation specified in Section 1.02 of the Credit Agreement shall be applicable to this Agreement.

SECTION 18. Jurisdiction; Consent to Service of Process. (a) The Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any other Guaranteed Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Guarantor or its properties in the courts of any jurisdiction.

(b) The Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 14. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 19. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. EACH PARTY

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HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 19.

SECTION 20. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Guaranteed Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Guaranteed Party to or for the credit or the account of the Guarantor against any or all the obligations of the Guarantor now or hereafter existing under this Agreement and the other Loan Documents held by such Guaranteed Party, irrespective of whether or not such Guaranteed Party shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Guaranteed Party under this Section 20 are in addition to other rights and remedies (including other rights of setoff) which such Guaranteed Party may have.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[NEW SUBSIDIARY],

by
Name:
Title:

Address for Notices:

JPMORGAN CHASE BANK, N.A., as Collateral Agent,

by
Name:
Title:

7

EXHIBIT H

THIS INSTRUMENT GRANTS A SECURITY INTEREST BY A UTILITY.

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS.

FIFTH

SUPPLEMENTAL INDENTURE

EL PASO ELECTRIC COMPANY

To

U.S. BANK NATIONAL ASSOCIATION

Trustee

Dated as of December     , 2004

Supplemental to General Mortgage Indenture

and Deed of Trust

Dated as of February 1, 1996

THIS IS A SECURITY AGREEMENT GRANTING A SECURITY INTEREST IN PERSONAL PROPERTY INCLUDING PERSONAL PROPERTY AFFIXED TO REALTY AS WELL AS A MORTGAGE UPON REAL ESTATE AND OTHER PROPERTY.

FIFTH SUPPLEMENTAL INDENTURE

THIS FIFTH SUPPLEMENTAL INDENTURE, dated as of December     , 2004 (the “Supplemental Indenture”), between EL PASO ELECTRIC COMPANY, a Texas corporation (the “Company”), whose principal office is located at 100 North Stanton Street, El Paso, Texas, 79901, and U.S. BANK NATIONAL ASSOCIATION, a banking corporation organized under the laws of The Commonwealth of Massachusetts, as Trustee (the “Trustee”), whose principal corporate trust office is located at 225 Franklin Street, Boston, Massachusetts, 02110.

WITNESSETH

WHEREAS, the Company and the Trustee have entered into that (i) General Mortgage Indenture and Deed of Trust, dated as of February 1, 1996 (the “Original Indenture”), relating to the issuance of Bonds as may be created and established from time to time in one or more series; (ii) First Supplemental Indenture dated as of February 1, 1996 (the “First Supplemental Indenture”); (iii) Second Supplemental Indenture dated as of August 19, 1997 (the “Second Supplemental Indenture”); (iv) Third Supplemental Indenture dated as of January 29, 1999 (the “Third Supplemental Indenture”) and (v) Fourth Supplemental Indenture dated as of January 25, 2002 (the “Fourth Supplemental Indenture” and, together with the Original Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”);

WHEREAS, the Company issued Bonds pursuant to the terms of the Indenture and mortgaged and pledged the Mortgaged Property to secure payment of the Bonds;

WHEREAS, Section 14.02 of the Original Indenture permits the Indenture or the Bonds to be amended or supplemented with the consent of the Holders of not less than a majority in principal amount of the then Outstanding Bonds; provided that if the proposed amendment or waiver affects only the Holders of certain series of Outstanding Bonds, then the consent only of the Holders of a majority in aggregate principal amount of Outstanding Bonds of such affected series, considered as one class, shall be required; provided further that if the proposed amendment changes the fixed maturity of any Bond, the consent of the Holders of each Outstanding Bond affected thereby shall be required;

WHEREAS, the Company proposes to amend Section 2.02(a)(iii) of the First Supplemental Indenture and the Series H Bonds to extend the maturity date of the Series H Bonds to December     , 2009, and such proposed amendment affects the Holders of Series H Bonds;

WHEREAS, the Company proposes to amend the financial and other covenants contained in Article 4 of the First Supplemental Indenture following the retirement or repayment of the Series D and Series E Bonds, and such proposed amendment affects only the Holders of Series H Bonds;

WHEREAS, the Company has obtained and delivered to the Trustee the written consent of the sole Holder of the Outstanding Bond of Series H to the proposed amendments set forth in this Supplemental Indenture;

WHEREAS, it is provided in the Original Indenture, among other things, that the Company shall execute and file with the Trustee, and the Trustee at the request of the Company, when required by the Original Indenture, shall join in, indentures supplemental thereto, and which thereafter shall form a part thereof, for the purpose, among others, of amending the Indenture as permitted by Section 14.02 thereof; and

WHEREAS, all acts and things have been done and performed which are necessary to make this Supplemental Indenture, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed; and the execution and delivery of this Supplemental Indenture have been in all respects duly authorized.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is agreed by and between the Company and the Trustee as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Terms Incorporated By Reference. Except for the terms defined in this Supplemental Indenture, all capitalized terms used in this Supplemental Indenture have the respective meanings set forth in the Indenture.

ARTICLE 2

AMENDMENT OF FIRST SUPPLEMENTAL INDENTURE

Section 2.01. Amendment to Section 2.02(a). Section 2.02(a)(iii) of the First Supplemental Indenture is amended by deleting from the fourth sentence thereof the date “February 12, 2008” and substituting therefor the date “December     , 2009”.

Section 2.02. Addition of Section 4.12. Article 4 of the First Supplemental Indenture is amended by inserting a new Section 4.12 as follows:

“Section 4.12. Special Provision Affecting Collateral Series H First Mortgage Bonds.

On and as of the date upon which none of the Investor Series Bonds remain Outstanding (the “Covenant Substitution Date”), the provisions of this Article 4 shall cease to be in effect and the Collateral Series H First Mortgage Bonds shall no longer be entitled to the benefits thereof, and the Collateral Series H First Mortgage Bonds shall instead be entitled to the benefits of the negative covenants set forth in each supplemental indenture creating a new series of Bonds issued to institutional or public investors on or after the Covenant Substitution Date on the same basis as the holders of such new series of Bonds for so long as such new series of Bonds remains outstanding.”

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Section 2.03. Exhibit H. Exhibit H to the First Supplemental Indenture is hereby replaced in its entirety with Exhibit H hereto.

ARTICLE 3

AMENDMENT AND REPLACEMENT OF SERIES H BONDS

Section 3.01. Amendment to Maturity Date. Each of the Series H Bonds is amended by deleting from the first sentence of the first full paragraph thereof the date “February 12, 2008” and substituting therefor the date “December     , 2009”.

Section 3.02. Amendment to Reflect Addition of Section 4.12 to the Indenture. In order to reflect the addition of Section 4.12 to the Indenture, as provided by Section 2.02 above, each of the Series H Bonds is amended by adding the following at the end of the ninth paragraph thereof:

“Notwithstanding the foregoing proviso, without the consent of the Holders, on and as of the date upon which none of the Investor Series Bonds remain Outstanding (the “Covenant Substitution Date”), the provisions of Article 4 of the First Supplemental Indenture shall cease to be in effect and this Series H Bond shall no longer be entitled to the benefits thereof, but shall instead be entitled to the benefits of the negative covenants set forth in each supplemental indenture creating a new series of Bonds first issued to institutional or public investors on or after the Covenant Substitution Date on the same basis as the holders of such new series of Bonds for so long as such new series of Bonds remains outstanding.”

Section 3.03. Amendment to Reflect the Collateral Release Provisions of Revolving Credit Agreement. In order to give effect to the provision in Section 10.04 of the New Credit Agreement, the following language is added to the Series H Bonds at the end of the sixth paragraph thereof:

“This Series H Bond shall also be surrendered to the Trustee, or to the Company for delivery to the Trustee, for cancellation on the Collateral Release Date, as that term is defined in Section 10.04 of the Revolving Credit Agreement, if the conditions enumerated in such Section 10.04 have been satisfied.”

Section 3.04. Replacement of Series H Bond. Upon surrender of the Outstanding Series H Bond by the sole Holder thereof, the Company shall execute, and the Trustee shall authenticate, in each case as provided in the Indenture, a replacement Bond substantially in the form of Exhibit H hereto.

ARTICLE 4

THE TRUSTEE

Section 4.01. Trustee’s Disclaimer. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the

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due execution hereof by the Company, or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

Except as herein otherwise provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture other than as set forth in the Indenture, and this Supplemental Indenture is executed and accepted on behalf of the Trustee, subject to all the terms and conditions set forth in the Indenture, as fully to all intents as if the same were set forth at length herein.

ARTICLE 5

MISCELLANEOUS

Section 5.01. Reference to Original Indenture. Except insofar as otherwise expressly provided herein, all the provisions, definitions, terms and conditions of the Original Indenture, as it has been and may from time to time be amended, shall be deemed to be incorporated in and made a part of this Supplemental Indenture; and the Original Indenture as heretofore supplemented and as supplemented by this Supplemental Indenture is in all respects ratified and confirmed; and the Original Indenture, as amended, and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

Section 5.02. Governing Law. In view of the fact that Bondholders may reside in various states and the desire to establish with certainty that this Supplemental Indenture will be governed by and construed and interpreted in accordance with the law of a state having a well developed body of commercial and financial law relevant to transactions of the type contemplated herein, this Supplemental Indenture shall be construed in accordance with and governed by the laws of the State of New York (without regard to the conflict of laws provisions thereof) applicable to agreements made and to be performed therein, except to the extent that the TIA shall be applicable and except to the extent that the TIA shall be applicable and except to the extent the law of any jurisdiction wherein any portion of the Mortgaged Property is located shall mandatorily govern the perfection, priority or enforcement of the Lien of the Indenture with respect to such portion of the Mortgaged Property.

Section 5.03. Successors. All covenants, stipulations and agreements of the Company in this Supplemental Indenture shall bind its successors and assigns. All agreements of the Trustee in this Supplemental Indenture shall bind its successor.

Section 5.04. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, and each of such counterparts when so executed shall be deemed to be an original, but all such counterparts shall together constitute by one and the same instrument.

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IN WITNESS WHEREOF, EL PASO ELECTRIC COMPANY has caused this Supplemental Indenture to be executed by its Chairman of the Board, Chief Executive Officer, President or one of its Vice Presidents, and duly attested by its Secretary or one of its Assistant Secretaries, and U.S. BANK NATIONAL ASSOCIATION has caused the same to be executed by one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be hereunto affixed, and duly attested by one of its Assistant Secretaries, as of the day and year first above written.

EL PASO ELECTRIC COMPANY

By:
Name:
Title:

Attest:

Secretary

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

[Corporate Seal]

Attest:

Title:

6

ACKNOWLEDGEMENT

STATE OF TEXAS	)
	)	SS.
COUNTY OF EL PASO	)

On the      day of December, 2004, before me personally came                                         , to me known, who, being by me duly sworn, did depose and say that he resides in                            ; that he is the                                          of El Paso Electric Company, a Texas corporation, the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by authority of the board of directors of said corporation.

Notary Public

(Notary Seal)

ACKNOWLEDGEMENT

COMMONWEALTH OF MASSACHUSETTS	)
	)	SS.
COUNTY OF SUFFOLK	)

On the      day of December, 2004, before me personally came                     , to me known, who, being by me duly sworn, did depose and say that s/he resides in                     , Massachusetts; s/he is a                      of U.S. Bank National Association, a banking corporation organized under the laws of The Commonwealth of Massachusetts, the corporation described in and which executed the foregoing instrument; that s/he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the board of directors of said corporation, and that s/he signed her/his name thereto by his authority.

Notary Public

(Notary Seal)

Exhibit H

[Form of Series H Bond]

THIS BOND IS NOT TRANSFERABLE EXCEPT TO A SUCCESSOR COLLATERAL AGENT UNDER THE CREDIT AGREEMENT, DATED AS OF DECEMBER [    ], 2004, AMONG THE COMPANY, JPMORGAN CHASE BANK, AS TRUSTEE OF THE RIO GRANDE RESOURCES TRUST II, THE LENDERS SPECIFIED THEREIN (THE “LENDERS”), AND JPMORGAN CHASE BANK, AS ISSUING BANK, AS ADMINISTRATIVE AGENT, AND AS COLLATERAL AGENT (THE “COLLATERAL AGENT”) (SUCH CREDIT AGREEMENT, AS AMENDED FROM TIME TO TIME, THE “REVOLVING CREDIT AGREEMENT”).

EL PASO ELECTRIC COMPANY

No.	$100,000,000

COLLATERAL SERIES H FIRST MORTGAGE BONDS

El Paso Electric Company, a Texas corporation (herein, together with its successors and assigns, the “Company”), for value received promises to pay to                                                  , or registered assigns the principal sum of ONE HUNDRED MILLION DOLLARS or such lesser principal amount as is equal to the aggregate principal amount of the outstanding Loans and L/C Disbursements (as defined in the Revolving Credit Agreement) in whole or installments on such date or dates as the Company has any obligation to make payments under the Revolving Credit Agreement, but not later than the Maturity Date (as defined in the Revolving Credit Agreement) or December     , 2009, whichever shall occur first, at the same place or places as such payments are required to be made by the Company, in any coin or currency of the United States of America which at the time of such payment shall be legal tender for the payment of public and private debts, and to pay interest on the unpaid principal amount hereof in like coin or currency to the registered owner hereof at said place or places at such rate per annum on each interest payment date (as hereinafter defined) as shall cause the amount of interest payable on such interest payment date on this Series H Bond to equal the amount of interest, fees, charges and expenses payable on such interest payment date under the Revolving Credit Agreement. Such interest shall be payable on the same dates as interest is payable from time to time pursuant to the Revolving Credit Agreement (each such date hereinafter called an “interest payment date”), until maturity of this Series H Bond, or if the Collateral Agent shall demand redemption of this Series H Bond, until the redemption date, or, if the Company shall default in the payment of principal due on this Series H Bond, until such principal and interest, shall have been paid in full and the Company’s obligations with respect thereto discharged as provided in the Indenture (as hereinafter defined). The amount of interest and fees and types of charges and expenses payable from time to time under the Revolving Credit Agreement, the basis on which such amounts are computed and the dates on which such amounts are payable are set forth in the Revolving Credit Agreement.

Except as hereinafter provided, this Series H Bond shall bear interest (a) from the interest payment date next preceding the date of this Series H Bond to which interest has been paid, or (b) if the date of this Series H Bond is an interest payment date to which interest has been paid, then from such date, or (c) if no interest has been paid on this Series H Bond, then from the date of initial issue.

This Series H Bond is one of the bonds of the Company known as its First Mortgage Bonds (the “Bonds”), issued and to be issued in one or more series under and secured by a General Mortgage Indenture and Deed of Trust, dated as of February 1, 1996, duly executed by the Company to U.S. Bank National Association, a banking corporation organized under the laws of The Commonwealth of Massachusetts, Trustee (“Trustee”), and indentures supplemental thereto, heretofore or hereafter executed, to which General Mortgage Indenture and Deed of Trust and all indentures supplemental thereto (collectively referred to as the “Indenture”) reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the terms and conditions upon which the Bonds are, and are to be, issued and secured, and the rights of the owners of the Bonds and the Trustee in respect of such security. As provided in the Indenture, the Bonds may be in various principal sums, are issuable in series, may mature at different times, may bear interest at different rates and may otherwise vary as therein provided; and this Bond is the only Bond of a series entitled “Collateral Series H First Mortgage Bonds”, created by a First Supplemental Indenture dated as of February 1, 1996, as provided for in the Indenture. The terms of this Series H Bond include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§77aaa-77bbbb) (the “Act”), as in effect on the date of the Indenture.

The Indenture authorizes the issuance of up to $100,000,000 aggregate principal amount of Series H Bonds, but the aggregate principal amount hereof outstanding at any time shall not exceed such lesser amount as is equal to the amount of the Total Commitment under the Revolving Credit Agreement or, if such Total Commitment shall have terminated, the aggregate outstanding principal amount of the Loans and L/C Disbursements under the Revolving Credit Agreement.

This Series H Bond has been issued by the Company to the Collateral Agent (i) to provide for the payment of the Company’s obligations to make payments to any person under the Revolving Credit Agreement and (ii) to provide to such persons the benefits of the security provided for by this Series H Bond.

Any payment made in respect to the Company’s obligations under the Revolving Credit Agreement shall be deemed a payment in respect of this Series H Bond, but such payment shall not reduce the principal amount of this Series H Bond unless, and then only to the extent, the aggregate amount of the Total Commitment is irrevocably reduced concurrently with such payment. In the event that all of the Company’s obligations under the Revolving Credit Agreement have been paid in full and discharged, this Series H Bond shall be deemed paid in full and the Collateral Agent shall surrender this Series H Bond to the Trustee for cancellation. This

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Series H Bond shall also be surrendered to the Trustee, or to the Company for delivery to the Trustee, for cancellation on the Collateral Release Date, as that term is defined in Section 10.04 of the Revolving Credit Agreement, if the conditions enumerated in such Section 10.04 have been satisfied.

In the manner provided in the Indenture, this Series H Bond shall be redeemed at a redemption price of 100% (expressed as a percentage of principal amount) plus accrued interest thereon to the redemption date, in cash, upon receipt by the Trustee of a written demand for redemption of this Series H Bond from the Collateral Agent (the “Collateral Series Redemption Demand”). This Series H Bond shall be redeemed in the amount specified in the Collateral Series Redemption Demand, which amount shall be equal to the outstanding principal, interest and other amounts then due and owing under the Revolving Credit Agreement. The Collateral Series Redemption Demand shall also state (i) that an “Event of Default” has occurred and is continuing under the terms of the Revolving Credit Agreement, (ii) that payment of the principal amount outstanding under the Revolving Credit Agreement, all interest thereon and all other amounts payable thereunder are immediately due and payable, and (iii) that the Collateral Agent has demanded payment thereof from the Company. The portion of this Series H Bond subject to redemption shall be redeemed on the fifth Business Day following receipt by the Trustee of the Collateral Series Redemption Demand. Any payment made to the Collateral Agent pursuant to a Collateral Series Redemption Demand shall constitute a payment by the Company in respect of its obligations under the Revolving Credit Agreement. The Collateral Series Redemption Demand shall be rescinded and shall be null and void for all purposes of the Indenture upon receipt by the Trustee, no later than the Business Day prior to the date fixed for redemption, of a certificate of the Collateral Agent (a) stating that there has been a waiver of such Event of Default, or (b) withdrawing said Collateral Series Redemption Demand.

The principal of this Series H Bond may be declared or may become due before the maturity hereof, on the conditions, in the manner and at the times set forth in the Indenture, upon the happening of an Event of Default as therein defined.

With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Bonds which would be affected by the action to be taken, the Company and the Trustee may from time to time and at any time, enter into a Supplemental Indenture for the purpose of adding any provision or changing in any manner or eliminating any provision of the Indenture or of any Supplemental Indenture or of modifying in any manner the rights of the Holders of Bonds and any coupons; provided, however, that (i) no such Supplemental Indenture shall, without the consent of the Holder of each Outstanding Bond affected thereby (a) reduce the principal amount of Bonds whose Holders must consent to an amendment, supplement or waiver, (b) reduce the Principal of or change the fixed maturity of any Bond, or alter the provisions with respect to any sinking, improvement, maintenance, replacement or analogous fund or conversion, redemption or repurchase rights with respect to any Bond, (c) reduce the rate of or change the time for payment of interest on any Bond, (d) waive a Default or Event of Default in the payment of Principal of or interest on the Bonds (except a rescission of acceleration of the Bonds pursuant to the Indenture where the Event of Default has been remedied), (e) make any Bond payable in money other than that stated in such Bond, (f) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Bonds to receive payments of Principal of or interest on the Bonds, (g) waive a redemption payment with respect

11

to any Bond, (h) limit the right of a Holder of Bonds to institute suit for the enforcement of payment of Principal of or interest on such Bonds in accordance with the terms of said Bonds, (i) permit the creation by the Company of any Prior Lien (but no merger or consolidation permitted under the Indenture of the Company with any other Person owning property which is subject to a Prior Lien, shall be deemed the creation of a Prior Lien), or (j) make any change in the Indenture pertaining to amendments, supplements or waivers to the Indenture or any Supplemental Indenture with the consent of the Holders, and (ii) if there shall be Bonds of more than one series of Bonds outstanding and if such proposed action shall materially adversely affect the rights of Holders of Bonds of one or more such series, then the consent (including consents obtained in connection with a tender offer or exchange offer for Bonds) only of the Holders of a majority in aggregate principal amount of the outstanding Bonds of all series so affected, considered as one class, shall be required. Notwithstanding the foregoing proviso, without the consent of the Holders, on and as of the date upon which none of the Investor Series Bonds remain Outstanding (the “Covenant Substitution Date”), the provisions of Article 4 of the First Supplemental Indenture shall cease to be in effect and this Series H Bond shall no longer be entitled to the benefits thereof, but shall instead be entitled to the benefits of the negative covenants set forth in each supplemental indenture creating a new series of Bonds issued to institutional or public investors on or after the Covenant Substitution Date on the same basis as the holders of such new series of Bonds for so long as such new series of Bonds remains outstanding.

No incorporator, stockholder, director, officer or employee of the Company shall have any liability for any obligations of the Company under this Series H Bond and the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Any and all such rights and claims against every such incorporator, stockholder, director, officer or employee, as such, whether arising at common law or in equity, or created by rule of law, statute, constitution or otherwise, are expressly released and waived as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of this Series H Bond.

This Series H Bond is nontransferable except to effect transfer to any successor to the Collateral Agent under the Revolving Credit Agreement, but is exchangeable by the registered holder hereof, in person or by attorney duly authorized, at the corporate trust office of the Trustee, any such permitted transfer or exchange to be made in the manner and upon the conditions prescribed in the Indenture, upon the surrender and cancellation of this Series H Bond and the payment of any applicable taxes and fees required by law, and upon any such transfer or exchange a new registered bond or bonds or the same series and tenor, will be issued to the authorized transferee, or the registered holder, as the case may be.

This Series H Bond shall not be valid until authenticated by the manual signature of the Trustee, or a successor trustee or authenticating agent appointed pursuant to the Indenture.

12

IN WITNESS WHEREOF, the Company has caused this Series H Bond to be executed in its name by the manual or facsimile signature of its Chairman of the Board, its Chief Executive Officer, its President or one of its Vice Presidents, and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

Issue Date: Authentication Date:

This Bond is one of the Bonds of the series designated therein, described in the within-mentioned Indenture.	EL PASO ELECTRIC COMPANY, as Issuer

U.S. BANK NATIONAL	By:
ASSOCIATION,	Title:
as Trustee

Attest:

By:
Authorized Officer

Title:

13

ASSIGNMENT

To assign this Series H Bond, fill in the form below:

(I) or (we) assign and transfer this Series H Bond to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
agent to transfer this Series H Bond on the books of the Company.
The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on this Series H Bond)

Signature
Guarantee:

(Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements will include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.)

14

        PWRW&G LLP DRAFT 12/14/04

CLOSING CERTIFICATE

INTERLINE BRANDS, INC.

Pursuant to Section 4(d) of the Amendment and Restatement Agreement dated as of December [    ], 2004 (the “Amendment”), amending that certain Credit Agreement (as heretofore amended and as amended by the Amendment, the “Credit Agreement”; terms defined therein being used herein as therein defined), dated as of May 29, 2003 by and among Interline Brands, Inc., a New Jersey corporation (the “Company”), the lenders named therein (the “Lenders”) and Credit Suisse First Boston, as administrative agent, the undersigned chief financial officer of the Company hereby certifies on behalf of the Company as follows:

1. The representations and warranties set forth in Article III of the Credit Agreement and in each other Loan Document are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.

2. As of the date hereof, no Event of Default or Default has occurred and is continuing.

3. Except as attached as Exhibit A hereto, the information set forth on the Perfection Certificate of the Borrower dated May 29, 2003 is complete, correct and accurate as of the date hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has hereunto set his name as of the date set forth below.

Name:	Charles Blackmon
Title:	Chief Financial Officer
Date:	December , 2004

2

Schedule 2.01

Commitments

Lender	Commitment
JPMorgan Chase Bank, N.A.	$25,000,000.00
Union Bank of California, N.A.	$20,000,000.00
The Bank of New York	$20,000,000.00
The Norinchukin Bank, New York Branch	$15,000,000.00
Bank Hapoalim B.M.	$10,000,000.00
Bank of Communications, New York Branch	$10,000,000.00
Total	$100,000,000.00

SCHEDULE 3.04

Governmental Approvals

FERC

On September 1, 2004, El Paso Electric Company (the “Company”) filed with the Federal Energy Regulatory Commission (“FERC”) an application seeking authority pursuant to Section 204 of the Federal Power Act to enter into the Credit Agreement and to engage in transactions related thereto. This application was amended on September 24, 2004 and on November 16, 2004. The FERC Order approving the Company’s application and first amendment (Dockets ES04-46-000 and ES04-46-001) was posted on October 18, 2004 (the “Original Order”). The FERC Order approving the Company’s second amendment (Docket ES04-46-002) was posted on November 30, 2004 (the “Amended Order”). The FERC also issued an Errata Notice on December 8, 2004, clarifying its Amended Order (the “Errata Notice”). The Amended Order and Errata Notice are subject to applications for rehearing to the FERC which must be filed, if at all, within thirty (30) days after issuance of the Amended Order and Errata Notice, respectively. No applications for rehearing were filed within the thirty (30) days after the issuance of the Original Order.

SCHEDULE 3.09

Litigation and Compliance with Laws

Schedule 3.17(d) is incorporated herein by reference.

On January 16, 2003, the Company was served with a complaint on behalf of a purported class of shareholders alleging violations of the federal securities laws (Roth v. El Paso Electric Company, et al., No. EP-03-CA-0004). The complaint was filed in the El Paso Division of the United States District Court for the Western District of Texas. The suit seeks undisclosed compensatory damages for the class as well as costs and attorneys’ fees. The lead plaintiff, Carpenters Pension Fund of Illinois, filed a consolidated amended complaint on July 2, 2003, alleging, among other things, that the Company and certain of its current and former directors and officers violated securities laws by failing to disclose that some of the Company’s revenues and income were derived from an allegedly unlawful relationship with Enron. The allegations arise out of the FERC investigation of the power markets in the western United States during 2000 and 2001, which the Company previously settled with the FERC Trial Staff and certain intervening parties. On August 15, 2003, the Company and the individual defendants filed a motion to dismiss the complaint for failure to state a claim upon which relief can be granted. On November 26, 2003, the Court denied the motion to dismiss as to the Company and three of the individual defendants and granted the motion to dismiss as to two individual defendants. On April 13, 2004, the Court granted a motion of the Company and the remaining individual defendants requesting permission to file an interlocutory appeal to the U. S. Court of Appeals for the Fifth Circuit regarding certain legal questions relating to the Court’s denial of the motion to dismiss the complaint as to those defendants. On April 27, 2004, the Court entered an order staying the district court proceedings until the Fifth Circuit completed its review. On June 7, 2004, the U. S. Court of Appeals denied the appeal which automatically lifted the stay in the district court. This matter is presently set for trial on September 19, 2005. While the Company believes the lawsuit is without merit and intends to defend itself vigorously, the Company is unable to predict the outcome.

On May 21, 2003, the Company was served with a complaint by the Port of Seattle seeking civil damages under the Sherman Act, the Racketeer Influenced and Corrupt Organization Act, and state anti-trust laws, as well as for fraud (Port of Seattle v. Avista Corporation, et al., No. CV03-117OP). The complaint was filed in the United States District Court for the Western District of Washington. The complaint alleges that the Company, indirectly through its dealings with Enron, conspired with the other named defendants to manipulate the California energy market, which had the effect of artificially inflating the price that the Port of Seattle paid for electricity. The Company, together with several other defendants, filed a motion to dismiss. On May 12, 2004, the Court granted the Company’s motion, and the suit was dismissed. The Port of Seattle has filed an appeal of the Court’s decision with the U. S. Court of Appeals for the Ninth Circuit. The Company is unable to predict the outcome of this appeal.

On May 5, 2004, Wah Chang, a specialty metals manufacturer which operates a plant in Oregon, filed suit against the Company and other defendants in the United States District Court for the District of Oregon. (Wah Chang v. Avista Corporation, et al., No. 04-619AS). The complaint makes substantially the same allegations as were made in Port of Seattle and seeks the same types of damages. In addition, on June 7, 2004, the City of Tacoma filed suit against the Company and other defendants in the United States District Court for the Western District of Washington (City of Tacoma v. American Electric Power Service Corp., et al., C04-5325RBL). This complaint also makes substantially the same allegations as were made in Port of Seattle and seeks civil damages (including treble damages) from the Company and the other defendants for violations of certain antitrust provisions under the Sherman Act. Both of these matters have now been transferred to the same court that heard and dismissed the Port of Seattle lawsuit. While the Company believes that these matters are without merit and intends to defend itself vigorously, the Company is unable to predict the outcome.

SCHEDULE 3.17

Environmental Matters

(c) Releases

The Company experiences sporadic, limited quantity releases of electric insulating oil (mineral oil) within its electric distribution and transmission system consistent with the operation of these systems. These releases are commonly cleaned and removed within regulatory accepted timeframes and are overseen by the respective environmental enforcement agencies.

In a similar manner, the generation of electricity at power plants owned and operated by the Company, may experience sporadic and limited quantity releases of chemicals common to the processes of the generation of electricity within the power plant property. These releases are commonly cleaned and removed within regulatory accepted timeframes and are overseen by the respective environmental enforcement agencies.

(d) Environmental Claims.

On October 15, 2003, the Company received a Request for Information and Document Production pursuant to the Texas Solid waste Disposal Act regarding San Angelo Electric Service Company (SESCO), located at 926 Pulliam Street, San Angelo, Texas. While the Company believes it is not a responsible party with respect to environmental concerns at the SESCO site and has defenses to any liability, the Company is unable to predict the outcome of this matter.

(e) Hazardous Materials Handling.

The Company handles, stores, transports and a arranges for the proper disposal of limited and specific hazardous materials. Other waste streams including but not limited to regulated wastes, non-regulated wastes, hazardous wastes, non-hazardous wastes, and industrial wastes are handled, stored, transported and properly disposed as necessary to the operation(s) of its business.

SCHEDULE 3.18

Insurance

See attached schedule.

INSURANCE COVERAGE PROFILE

2004 Thru 2005

Type of Coverage	Insurer	Policy Period	Coverage Limits and Deductibles	Premium (w/o taxes)		Broker/Agent
Workers’ Compensation and Employers Liability Texas, New Mexico & Arizona	Crum & Forster -United States Fire Insurance Co. Policy #4060292328	06/01/04-05	$500,000 Each accident $500,000 Bl by disease each employee $500,000 Bl by disease each policy	$353,315		Rogers & Belding Insurance Agency, Inc.
			Deductibles
			$ 150,000 Each claim $1,750,000 Aggregate

Comprehensive Automobile Liability and Physical Damage	Crum & Forster Policy #138-0268314	06/01/04-05	$500,000 CSL $35,000 Each covered vehicle damage $1,000,000 CSL (fuel truck)	$99,024		Rogers & Belding Insurance Agency, Inc.
			Deductibles
			$1,000 Property damage $ 250 Comprehensive $ 500 Collision

General (OL&T) Liability	Crum & Forster Policy #5410254411	06/01/04-05	$500,000 Combined single limit, bodily injury and property damage each occurrence $2,500,000 General Aggregate	$26,997		Rogers & Belding Insurance Agency, Inc.

Excess Liability (1st Layer)	AEGIS Policy #X0407A1A04	06/01/04-05	$35,000,000 Each occurrence	$710,565.00 $34,462 $711	Tax Fee	Rogers & Belding Insurance Agency, Inc.

				$745,738

Excess Liability (2nd Layer)	EIM (Energy Ins. Mutual) Policy #501480-04GL	06/01/04-05	$50,000,000 XS of $35,000,000	$265,125.00 12,858.56 265.13	tax	Rogers & Belding Insurance Agency, Inc.

				$278,248.69

Primary Directors and Officers Liability	AIG - National Union Fire Ins. Co. Policy #3588471	02/12/04-05	$25,000,000 Aggregate Deductible $1,500,000	$700,000		Rogers & Belding Insurance Agency, Inc.

Excess Directors and Officers Liability (1st Layer)	AEGIS Policy #D0407A1A03	02/12/04-05	$25,000,000 XS of $25,000,000	$609,000 $0 $30,407 $0	Policy fee State tax State fee	Rogers & Belding Insurance Agency, Inc.

				$639,407

INSURANCE COVERAGE PROFILE

2004 Thru 2005

Type of Coverage	Insurer	Policy Period	Coverage Limits and Deductibles	Premium (w/o taxes)		Broker/Agent

Excess Directors and Officers Liability (3rd Layer)	RLI Insurance Company Policy #EPG0002648	02/12/04-05	$15,000,000 XS of $50,000,000	$325,000		Rogers & Belding Insurance Agency, Inc.

Excess Directors and Officers Liability (4th Layer)	EIM Policy #90073203DO	02/12/04-05	$25,000,000 XS of $65,000,000	$487,000 $0 $24,369 $0	Policy fee State tax State fee	Rogers & Belding Insurance Agency, Inc.

				$511,369

Excess Directors and Officers Liability (5th Layer)	St. Paul Mercury Insurance Company Policy #591CM0651	02/12/04-05	$10,000,000 XS of $90,000,000	$170,872		Rogers & Belding Insurance Agency, Inc.

Excess Directors and Officers Liability (6th Layer)	Hartford - Twin City Fire Insurance Company Policy #DA012735203	02/12/04-05	$10,000,000 XS of $100,000,000	$149,000		Rogers & Belding Insurance Agency, Inc.

Excess Directors and Officers Liability (7th Layer)	Travelers Policy #103997136	02/12/04-05	$10,000,000 XS of $110,000,000	$140,000		Rogers & Belding Insurance Agency, Inc.

Excess Directors and Officers Liability (8th Layer)	MAG - U.S. Specialty Insurance Company Policy #34MGU03A3211	02/12/04-05	$10,000,000 XS of $120,000,000	$132,000		Rogers & Belding Insurance Agency, Inc.

Excess Directors and Excess Directors and Officers Liability (9th Layer)	Continental Casualty Company Policy #267840785	02/12/04-05	$5,000,000 XS of $130,000,000	$66,000		Rogers & Belding Insurance Agency, Inc.

Excess Directors and Officers Liability (10th Layer)	ARCH Insurance Company Policy #41DOX1538700	02/12/04-05	$5,000,000 XS of $135,000,000	$66,000		Rogers & Belding Insurance Agency, Inc.

INSURANCE COVERAGE PROFILE

2004 Thru 2005

Type of Coverage	Insurer	Policy Period	Coverage Limits and Deductibles	Premium (w/o taxes)		Broker/Agent

Excess Directors and Officers Liability (11th Layer)	CHUBB - Federal Insurance Company Policy #8168-9799	02/12/04-05	$10,000,000 XS of $140,000,000	$122,500		Rogers & Belding Insurance Agency, Inc.

Excess Directors and Officers Liability ExecSecure -Excess Side A	AlG - National Union Fire Insurance Company Policy #3588473	02/12/04-05	$25,000,000 XS of 150,000,000	$400,000		Rogers & Belding Insurance Agency, Inc.

Primary Pension Trust (Fiduciary) Liability	AlG - National Union Fire Insurance Company Policy #3588469	02/12/04-05	$15,000,000 Aggregate Deductibles $50,000	$85,000		Rogers & Belding Insurance Agency, Inc.

Excess Pension Trust	AEGIS Policy #F0407A1A03	02/12/04-05	$15,000,000 XS of $15,000,000	$67,000 $0 $3,579 $0	Policy fee State tax State fee	Rogers & Belding Insurance Agency, Inc.

				$70,579

Excess Coverage	RLI Policy #	02/12/04-05	$10,000,000 XS of $30,000,000	$39,000		Rogers & Belding Insurance Agency, Inc.

Excess Coverage	ST. PAUL	02/12/04-05	$10,000,000 XS of $40,000,000	$34,000		Rigers $ Belding Insurance Agency, Inc.

All Risk Property	AEGIS	04/01/04-05	$300,000,000 Per occurrence	$1,562,401		Rogers & Belding Insurance Agency, Inc.
				$32,500 $7,500 $151	B&M Policy Inspection Fee Texas Volunteer Fire Tax

Boiler and Machinery	Policy #L0407A1A02		Deductible $1,500,000 Generating locations	36,619 755	tax fee

	Lloyd’s of London Policy #NA00l240a		$ 500,000 Per occurrence substation and other properties	$1,639,926

	Liberty Ins. Underwriters Policy #NY042704002		$ 100,000 Per occurrence office locations $100,000 Per occurrence as respects contractors eqmt. 45 day waiting period on business interruption and $25,000 max limit per day for replacement power

	The Hartford Steam Boiler & Inspection Policy #

	Allianz Insurance Co.

INSURANCE COVERAGE PROFILE

2004 Thru 2005

Type of Coverage	Insurer	Policy Period	Coverage Limits and Deductibles	Premium (w/o taxes)	Broker/Agent
	Policy # Continental Casualty Insurance Co. Engineering Services-Boiler and Machinery only Policy #BM 1077607424

Blanket Crime	Chubb Ins. Co. Policy #8134-5198	02/12/04-05	$3,000,000 Per loss $ 500,000 Per loss on premises and transit	$20,002	Rogers & Belding Insurance Agency, Inc.

			Deductibles Employee theft and Funds transfer fraud $50,000 depositor’s forgery, Premises and Transit $10,000

Employers Comprehensive Notary Public Errors and Omissions Policy	Western Surety Co. Policy #68586624	03/10/04-05	$20,000 Per insured. (Covers employees for E&O as notaries if at the request of EPEC)	$422 (adjusted increase to be determined)	Rogers & Belding Insurance Agency, Inc.

Business Travel Accident Insurance	AIG LIFE Policy #GTP 8051346	06/06/04-05	$100,000 Per employee, per accident $1,200,000 Per accident on aircraft	$1,190	Rogers & Belding Insurance Agency, Inc.

Kidnap/Ransom and Extortion	CHUBB - Federal Insurance Company Policy #8179-97-16	12/01/03-06	$10,000,000 Per loss	$16,000	Rogers & Belding Insurance Agency, Inc.

PAC	American international Specialty Lines Policy #278-98-37	02/12/04-05	$1,000,000 Aggregate Deductible $1,000 Each loss	$4,000	Rogers & Belding Insurance Agency, Inc.

INSURANCE COVERAGE PROFILE

2004 Thru 2005

Type of Coverage	Insurer	Policy Period	Coverage Limits and Deductibles	Premium (w/o taxes)	Broker/Agent
International Exporter’s	Chubb Policy #BIND283518	02/09/04-05	$500,000 Bodily Injury & Property $250,000 Employment Practices $ 10,000 Medical Expense	$3,500	Rogers & Belding Insurance Agency, Inc.

SCHEDULE 4.02(a)

Local Regulatory Counsel

Jurisdiction	Counsel

Arizona	Perkins Coie Brown & Bain P.A.

New Mexico	Law Offices of Randall W. Childress, P.C.

Texas	Clark Thomas & Winters, a Professional Corporation

SCHEDULE 6.01

Indebtedness

Payee	Interest Rate	Issue Date	Original Amount	Current Balance	Security	Maturity Date
El Paso Natural Gas Company Note	5.50%	11/20/1996	$963,919	$45,057	Office Equipment	05/01/2007

SCHEDULE 6.02

Liens

1.	Liens created pursuant to a Security Agreement dated as of November 20, 1996 between El Paso Electric Company and El Paso Natural Gas Company.

2.	Minor miscellaneous liens existing on the Closing Date, incurred in the ordinary course of business, none of which cover property that is material to the business, operations or financial position of the Company.

SCHEDULE 6.04

Certain Investments

1.	Contributions to and interests of the Company in decommissioning trusts relating to the Palo Verde Nuclear Generating Station (“PVNG”) (to the extent such contributions and interest constitute investments) as contemplated by the ANPP Participation Agreement dated as of August 23, 1973, as amended.

2.	Contributions to and interests of the Company in spent nuclear fuel trust relating to the PVNG (to the extent such contributions and interests constitute investments.

3.	Other minor investments which were obtained in the ordinary course of business and, in the aggregate, have a book value of less than $200,000.